SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARMSTRONG WORLD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., LANCASTER, PA 17603 P.O. BOX 3001, LANCASTER, PA 17604 717 397 0611 www.armstrong.com
Founder Thomas M. Armstrong - 1860

2008 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

On behalf of the Board of Directors and the management of the Company, it is my pleasure to invite you to attend the 2008 Annual Meeting of Shareholders of Armstrong World Industries, Inc. at 8:00 a.m. on Monday, June 23, 2008. The meeting will be held at our headquarters offices at 2500 Columbia Avenue, Lancaster, PA.

For this meeting, we are following new SEC rules that allow us to furnish proxy materials to shareholders via the Internet. This reduces the costs of printing and mailing the materials and saves paper resources. However, any shareholder who would like to receive paper copies of the proxy materials can request them, free of charge, by email at www.amstock.com or by calling American Stock Transfer & Trust Company at 1-800-937-5449.

Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please vote your shares through the Internet, by telephone, or by completing and returning a proxy card.

On behalf of your Board of Directors, thank you for your continued support of Armstrong.

Very truly yours,

Michael D. Lockhart
Chairman of the Board and
Chief Executive Officer

April 28, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 23, 2008

April 28, 2008

To the Shareholders of Armstrong World Industries, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Armstrong World Industries, Inc. (“Armstrong” or the “Company”) will be held on Monday, June 23, 2008, at 8:00 a.m., at the offices of the Company, 2500 Columbia Avenue, Lancaster, PA 17603, for the following purposes:

1.	To elect nine directors identified in the accompanying Proxy Statement for the ensuing year;

2.	To ratify the selection of KPMG LLP as independent auditors for 2008; and

3.	To approve the adoption of the 2008 Directors Stock Unit Plan.

Any other business that may properly come before the meeting or any adjournment thereof will be addressed as well.

Only shareholders of record at the close of business on March 28, 2008 are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote.

Please note that to attend the meeting in person, you will need to have been a shareholder on the record date and request an Admission Ticket. On the meeting date, you will need to bring the Admission Ticket and picture identification.

To request an admission ticket, at least ten days before the meeting, please write or email the office of the Corporate Secretary at AdmissionTicket@armstrong.com or c/o C. L. Putt, Armstrong World Industries, Inc., 2500 Columbia Avenue, B701, Lancaster, PA 17603. If your shares are held directly in an account with our Transfer Agent, American Stock Transfer and Trust Company, your name will appear in our record date shareholder list. If your shares are in the name of a broker, bank or other institution, you must provide evidence of your beneficial stock ownership on the record date, such as your most recent account statement.

Whether you attend the meeting or not, please ensure your shares are represented by voting either through the Internet, by telephone or by signing, dating and returning a proxy card.

By order of the Board of Directors,

Walter Gangl
Corporate Secretary

Mailing Address:

2500 Columbia Avenue

Lancaster, PA 17603

Armstrong World Industries, Inc.

2500 Columbia Avenue

Lancaster, PA 17603

PROXY STATEMENT

Annual Meeting of Shareholders

to be held June 23, 2008, 8:00 a.m.

April 28, 2008

This proxy statement is being furnished commencing the date shown above to the shareholders of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company” or “Armstrong”) in connection with its 2008 Annual Meeting of Shareholders. Shareholder proxies are solicited on behalf of the Board of Directors for use at the Annual Meeting on June 23, 2008 at 8:00 a.m., and at any adjournment thereof, at the principal offices of the Company, 2500 Columbia Avenue, Lancaster, PA 17603.

For this meeting, we are following new SEC rules that allow us to furnish proxy materials to shareholders via the Internet. This reduces the costs of printing and mailing the materials, and saves paper resources. However, any shareholder who would like to receive paper copies of the proxy materials can request them, free of charge, by email at www.amstock.com or by calling American Stock Transfer & Trust Company at 1-800-937-5449.

Please read this proxy statement and vote your shares through the Internet, by telephone or by completing, dating, signing and returning a proxy card.

Your proxy may be revoked at any time before it is voted by the proxy holder at the meeting by filing a revocation with the Corporate Secretary. Your proxy may be changed by a duly executed proxy card or instructions bearing a later date (including proxy instructions given by telephone or Internet vote) or by voting in person at the meeting.

Properly executed and valid proxies will be voted according to their terms. If a shareholder instructs how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted accordingly. If a shareholder fails to so specify how to vote on a particular proposal, the proxy will be voted on proposals 1, 2 and 3 as follows:

1.	FOR the election of each director nominee,

2.	FOR the ratification of the appointment of independent auditors; and

3.	FOR the adoption of the 2008 Directors Stock Unit Plan.

Only holders of common stock of record at the close of business on March 28, 2008 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On the record date, there were 57,143,245 shares of common stock outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders. Cumulative voting for directors is not permitted.

Questions and Answers about the Annual Meeting and Voting

Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:	Under recent SEC rules, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy are in the Notice. In addition, shareholders may request either printed proxy materials by mail, or electronically by email, on an ongoing basis.

Q:	How can I receive printed proxy materials?

A:	If you are a shareholder of record with an account at American Stock Transfer (“AST”), call 1-800-937-5449; write to American Stock Transfer at 59 Maiden Lane, Plaza Level, New York, NY 10038; or email www.amstock.com and ask for printed proxy materials for Armstrong. You will be asked to provide certain secure information by AST. If you are a “beneficial” or “street name” holder, meaning that you hold Armstrong stock through a broker, bank or other firm, you must contact that company with your request.

Q:	CAN I RECEIVE PRINTED COPIES OF SHAREHOLDER MATERIALS IN THE FUTURE?

A:	Yes. Once a record shareholder requests printed copies, we will automatically send printed future materials until they ask us to stop.

Q:	HOW CAN I OBTAIN ELECTRONIC PROXY MATERIALS INSTEAD OF MAILED COPIES?

A:	This proxy statement and our 2007 Annual Report on Form 10-K are available at www.amstock.com and on our website at www.armstrong.com. Shareholders of record can also elect to receive future proxy statements and annual reports via electronic access instead of receiving paper copies in the mail. Log into the following web site, www.proxyconsent.com/armstrong, and follow the instructions there. It will be helpful to have your shareholder account number on hand when you go on line.

This option saves us the cost of producing and mailing these documents. Beneficial or “street name” shareholders who wish to enroll in electronic access should contact the firm where they have their account.

If you choose to receive future proxy statements and annual reports electronically, each year you will be notified when these documents become available. Your choice to receive these documents electronically will remain in effect until you instruct otherwise. You do not have to elect Internet access each year.

Q:	WHERE CAN I GET A COPY OF THE 10-K REPORT?

A:	You can obtain one, free of charge, by downloading it from the website at www.amstock.com or from the Company’s site at www.armstrong.com. You can also request a printed copy from the Company’s Investor Relations office at the following address:

Investor Relations

Armstrong World Industries, Inc.

Post Office Box 3001

Lancaster, PA 17604

Q:	WHAT IS INCLUDED IN THESE PROXY MATERIALS?

A:	These proxy materials include:

•	Our proxy statement and proxy for the Annual Meeting; and

•	Our 2007 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include a proxy card and return envelope.

Q:	HOW CAN I GET ELECTRONIC ACCESS TO THIS YEAR’S PROXY MATERIALS?

A:	Go to www.amstock.com. The Notice sent to shareholders about the Annual Meeting provides instructions on how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to furnish our future proxy materials to you electronically.

Q:	WHAT AM I VOTING ON?

A:	You are being asked to vote on three proposals. The first is the election of nine members to our Board of Directors, all of whom are currently serving on the Board. For more information on each nominee, please turn to the section “Election of Directors.”

You also are being asked to ratify the selection of KPMG LLP as Armstrong’s independent auditors for 2008. For more information, please turn to “Ratification of Auditors.”

Lastly, you are being asked to approve the adoption of the 2008 Directors Stock Unit Plan with a common stock reserve of 300,000 shares. The material provisions of this Plan are discussed in the section “Approval of the 2008 Directors Stock Unit Plan.” The Plan is attached to this proxy statement as Appendix A.

Q:	WHO IS ENTITLED TO VOTE?

A:	Each holder of record of common stock of Armstrong at the close of business on the record date, March 28, 2008, is entitled to one vote for each share owned on each matter to be voted on.

Q:	CAN I CUMULATE MY VOTES FOR DIRECTOR AND CAST THEM ALL FOR ONE CANDIDATE?

A:	No. Cumulative voting for directors is not permitted.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote through the Internet by going to the website listed on your meeting notice or proxy card and following the instructions.

•	You can vote by telephone by using a touch tone phone to call 1-800-776-9437, the telephone number included on your meeting notice or proxy card, and following the recorded instructions.

•	You can vote by mail by signing and dating a proxy card, and mailing it back.

In each case, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the nominees for election as directors, FOR the ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2008 and FOR the adoption of the 2008 Directors Stock Unit Plan.

You can also vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot at the meeting. However, if you hold your shares through a bank or broker rather than directly with the Company, you must obtain a proxy from that firm and provide it at the meeting in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:	WHAT MUST I DO TO ATTEND THE MEETING IN PERSON?

A:	If you wish to attend the meeting in person, please request an Admission Ticket and, if you hold your shares in an account with a broker or bank, provide evidence that you were a shareholder on the record date. Send your request at least ten business days prior to the meeting to the Corporate Secretary (Attn: C. L. Putt, Armstrong World Industries, Inc., 2500 Columbia Avenue, Lancaster, PA 17603) or by email at AdmissionTicket@armstrong.com. It will be necessary to present the Admission Ticket and picture identification to gain entrance to the Corporate Campus.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	The presence in person or by proxy at the Annual Meeting of the holders of a majority of all common shares issued and outstanding is required for a quorum in order to hold the meeting.

Q:	WHAT IS THE VOTE REQUIRED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	The nine nominees receiving the greatest number of votes will be elected directors.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF KPMG LLP AS AUDITORS?

A:	The approval of a majority of votes cast at the Annual Meeting is required.

Q:	HOW MANY VOTES ARE NEEDED TO ADOPT THE 2008 DIRECTORS STOCK UNIT PLAN?

A:	The approval of a majority of votes cast at the Annual Meeting is required.

Q:	WHAT ARE THE MATERIAL TERMS OF THE PROPOSED 2008 DIRECTORS STOCK UNIT PLAN?

A:	See the description in this proxy statement for details:

•	300,000 shares available for equity payouts on grants to non-employee directors.

•	Stock Unit awards that vest after one year service, upon death or disability, or upon a Change in Control of the Company, as defined in the Plan.

•	Payment of one share of Armstrong common stock for each vested unit six months after the director leaves the Board, or upon a Change in Control.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is properly brought before the Meeting by a shareholder, the individuals designated as proxies will vote on the matter in accordance with their judgment.

Q:	WHO WILL COUNT THE VOTES?

A:	The Judge of Election, a representative of American Stock Transfer & Trust Company, the Company’s Registrar and Transfer Agent, will count the votes.

Q:	HOW ARE VOTES COUNTED?

A:	In determining whether we have a quorum, all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, are counted as present. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals, the proxy will be voted accordingly.

Q:	WHAT ARE BROKER NON-VOTES?

A:	Broker non-votes occur when firms such as banks and brokers holding shares on behalf of beneficial shareholders who have accounts at those firms do not receive voting instructions from the beneficial shareholders by at least ten days before the Annual Meeting. If that happens, the nominee firms may vote those shares only on matters deemed “routine” by the New York Stock Exchange (NYSE). On non-routine matters, nominees cannot vote without instructions from the beneficial shareholder, resulting in a so-called “broker non-vote.” Approval of the 2008 Directors Stock Unit Plan is deemed non-routine, while the election of directors and ratification of auditors are considered “routine.”

Q:	WHAT SHARES ARE COVERED BY MY PROXY?

A:	You should have a paper or electronic proxy card/voting instructions for each account in which you own Armstrong stock either:

•	directly in your name as the shareholder of record; or

•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTIONS?

A:	It means that you have multiple accounts in which you own stock. Please vote all proxy cards/voting instructions from the Company to ensure that all your shares are voted. However, you may want to contact your broker, bank or the Company’s transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is American Stock Transfer and Trust Company. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by contacting them at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038; phone 1-800-937-5449; or on the Internet at www.amstock.com.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

•	delivering a revocation to the Corporate Secretary;

•	submitting another proxy with a later date; or

•	voting at the meeting.

Q:	WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:	We do not anticipate soliciting proxies for this meeting. If that should change, the cost of solicitation on behalf of the Board of Directors would be borne by the Company. In addition to the use of the mails, proxies could be solicited in person, by telephone or by electronic mail, and could be requested by directors, officers or employees of the Company, or by employees of our Transfer Agent or an independent company retained to assist in the solicitation of proxies.

Q:	WILL MY VOTE BE CONFIDENTIAL?

A:	Under the Company’s confidential voting policy, all proxies, ballots and tabulations that identify how shareholders voted will be kept confidential. To implement this policy, the Company has engaged an independent Judge of Election. Company employees will not serve as vote tabulators or judges. This confidentiality policy does not apply: (1) when disclosure about a matter is required by law; (2) when disclosure is necessary in connection with a claim involving the Company; (3) when a shareholder expressly requests or permits disclosure; or (4) during the course of a contested proxy solicitation. Shareholders’ comments on proxy cards and ballots will be conveyed to the Company in a manner that protects the confidentiality of the voter.

PROPOSAL 1

ELECTION OF DIRECTORS

BOARD OF DIRECTORS

Nine directors will be elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting and until their successors have been elected and qualified. Unless you specify otherwise, the enclosed proxy will be voted to elect the nominees named below. Each nominee is currently serving as a director.

Each director, other than Mr. O’Connor, was named to serve on the Board in the Company’s Chapter 11 Plan of Reorganization (“POR”) that became effective October 2, 2006. Under Section 4(B) of the Company’s Bylaws and Section 6.3 of the Stockholder and Registration Rights Agreement dated October 2, 2006, Messrs. Gaffney and Garland, who were originally proposed as directors by the Unsecured Creditors Committee in the Company’s recent Chapter 11 reorganization, were designated to be nominated as directors at this Annual Meeting. Under that agreement, the Armstrong Asbestos Personal Injury Settlement Trust is bound, subject to the terms of that Agreement, to vote in favor of those two candidates.

If one or more of the nominees named below should become unavailable for election, the proxy may be voted for a substitute person or persons, but not for more than nine nominees. The nine nominees receiving the greatest number of votes will be elected.

The Board of Directors recommends that shareholders vote FOR election of the nine nominees identified below.

DIRECTOR INFORMATION

James J. Gaffney

Age 67; Director since October 2006. Member – Nominating and Governance Committee (Chair) and Management Development and Compensation Committee. Consultant to GS Capital Partners, II, LP, a private investment fund affiliated with Water Street Corporate Recovery Fund I, LP and Goldman, Sachs & Co. and other affiliated investment funds from 1997-2003. From 1995-1997, he served as Chairman of the Board and Chief Executive Officer of General Aquatics, Inc., comprised of companies involved in the manufacturing of swimming pool equipment and pool construction. He was President and Chief Executive Officer of KDI Corporation, a conglomerate with companies involved in swimming pool construction and manufactured products. Mr. Gaffney serves as Chairman of the Board of Directors of Imperial Sugar Company and serves on the Boards of SCP Pool, Inc. and Beacon Roofing Supply, Inc.

Robert C. Garland

Age 40; Director since October 2006. Member – Audit Committee. Consultant in the forest products industry, most recently on behalf of Oaktree Capital Management, LLC and Cerberus Capital Management, L.P. Director of Image Tree, Inc., a precision forestry assessment company. Owner and Co-Chairman of Titan Industries, LLC, an engineering and manufacturing company in the conveying and materials handling industry. Founder and President of Garland Capital Management, LLC, a buyout and special situations investment and advisory firm. Chief Financial Officer of AFR Holdco, Inc., American Fiber Resources, LLC and Great Lakes Pulp Company, Inc. (“AFR Group”) in 1999. President, CFO and Director of the AFR Group in 2000. Chief Executive Officer, President, CFO and Director of the AFR Group from 2001-2006. Mr. Garland’s experience includes business restructuring and business turnaround consulting at PriceWaterhouse LLP, Adjunct Professor of Finance at the University of Pittsburgh Katz MBA program, and Vice-President at an international medical equipment distributor. Mr. Garland holds a law degree and an MBA.

Judith R. Haberkorn

Age 61; Director from July 1998-May 2000; reelected September 2006. Director of the Company’s former holding company May 2000 – October 2006. Member – Management Development and Compensation Committee (Chair) and Nominating and Governance Committee. Ms. Haberkorn is a graduate of Briarcliff (NY) College and completed the Advanced Management Program at Harvard Business School. She served Bell Atlantic (telecommunications) and its predecessor in a variety of management positions for over a decade – most recently as President – Consumer Sales & Service from 1998 until her retirement in 2000. She is a Director of Computer Sciences Corporation and ExpressJet Holdings, Inc. She is Chair

Emerita of the Committee of 200 and a member of The International Women’s Forum and the Harvard Business School Network of Women Alumnae. Ms. Haberkorn is a Vice President Emerita of the Harvard Business School Alumni Advisory Board and former member of the Visiting Committee.

Michael D. Lockhart

Age 59; Director since November 2000, Chairman of the Board and President since March 2001 and Chairman, President and Chief Executive Officer since December 2002. Chairman and Chief Executive Officer of the Company’s former holding company from August 2000-December 2007. Mr. Lockhart previously served as Chairman and Chief Executive Officer of General Signal (a diversified manufacturer) headquartered in Stamford, Connecticut from September 1995 until it was acquired in October 1998. He joined General Signal as President and Chief Operating Officer in September 1994. From 1981 until 1994, Mr. Lockhart worked for General Electric in various executive capacities in the GE Credit Corporation (now GE Capital), GE Transportation Systems and GE Aircraft Engines.

James J. O’Connor

Age 71; Director since February 2007. Lead Director and Member – Audit Committee. Mr. O’Connor is a Retired Chairman of the Board and Chief Executive Officer of Unicom Corporation. He joined Commonwealth Edison Company in 1963, became President in 1977, a Director in 1978 and Chairman and Chief Executive in 1980. In 1994, he was also named Chairman and Chief Executive Officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company. He retired in 1998. Mr. O’Connor serves on the Boards of Directors of Corning, Inc., Smurfit – Stone Container Corporation, UAL Corporation and United Airlines.

Russell F. Peppet

Age 68; Director since October 2006. Member – Nominating and Governance Committee and Management Development and Compensation Committee. Since 2001, Mr. Peppet has been a consultant to a number of firms, principally in the mutual fund industry. He is a Partner in Park Avenue Equity Partners, a private equity firm. He was Chief Executive Officer of Possible Dreams, Inc. from 2002-2003. Mr. Peppet was a Principal of Churchill Capital, Inc. from 1998-2001 and Vice Chairman of Quirk Carson Peppet, Inc., a private equity firm from 1990-1998. He was employed by and was a former Partner and Vice Chairman of Peat, Marwick, Mitchell & Co., now KPMG, from 1969-1988. Mr. Peppet serves on the Boards of Directors of Liberty Tire Recycling LLC and Joerns Healthcare, Inc.

Arthur J. Pergament

Age 47; Director since October 2006. Member – Audit Committee. Founder and Chief Executive Officer of Pergament Advisors, LLC, a New York based asset manager serving the institutional and high net worth communities. Co-founder and Director of Accelerated Technologies, Inc., an incubator specializing in the development of coronary and vascular devices.

John J. Roberts

Age 63; Director since September 2006. Member – Audit Committee (Chair). Director of Company’s former holding company from April 2003-October 2006. Mr. Roberts formerly served as Global Managing Partner for PriceWaterhouse Coopers LLP from 1998 until his retirement in June 2002. He held numerous positions at Coopers & Lybrand LLP from 1967 until its merger with PriceWaterhouse LLP in 1998. From 1994 to 1998, Mr. Roberts served as one of three members of the Office of the Chairman of Coopers & Lybrand’s United States operations. Prior to that time, Mr. Roberts held other positions at Coopers & Lybrand, including Deputy Vice Chairman, Vice Chairman and Managing Partner. Mr. Roberts is a graduate of Drexel University. He serves on the Boards of Directors and Audit Committees of Safeguard Scientifics, Inc., the Pennsylvania Real Estate Investment Trust, and Vonage Holdings Corporation.

Alexander M. Sanders, Jr.

Age 69; Director since October 2006. Member – Nominating and Governance Committee and Management Development and Compensation Committee. President Emeritus of Charleston College since 2001. He served as President of Charleston College from 1992-2001. He was a Chief Judge on the South Carolina Court of Appeals and Acting Associate Justice, South Carolina Supreme Court from 1983-1992. Judge Sanders is a Shareholder in the law firm of Sanders & Nettles, LLC and serves on the Board of Directors of the National Bank of South Carolina and has been Chairman of the Charleston School of Law, LLC since 2003.

In February, 2008, the Armstrong World Industries Asbestos Personal Injury Settlement Trust (the “Trust”), our majority shareholder, advised us that it intends to submit two candidates to our Nominating and Governance Committee to be considered for election to our Board of Directors.

The Trust indicated that it intends to recommend experienced, independent individuals with substantial executive experience to complement the current board. In March 2008, the Trust further advised that it engaged a board search consultant to assist it in this process. The Company has been cooperating with the consultant through its Nominating and Governance Committee and by providing background information about the Company and the Board. After the Trust provides its recommendations to the Nominating and Governance Committee, the Committee will evaluate the candidates based on its established process and criteria outlined below in the section “Nominating and Governance Committee.”

The Trust has disclosed no timetable for this process, but indicated that its search process may not be completed before the Annual Meeting. Whatever the timing, the Board and the Committee intend to work cooperatively with the Trust in this process. The Board is interested in adding qualified directors who can contribute to an effective Board. If the Trust makes its recommendations to the Committee after the Annual Meeting, and if the Committee, and ultimately the Board, agree on Trust-recommended candidates, the Board has the authority under Article II of the Company’s Bylaws to increase the size of the Board and elect the Trust’s candidates to fill the vacancies.

Board Committees and Responsibilities

The Board of Directors has three committees: an Audit Committee, a Management Development and Compensation Committee, and a Nominating and Governance Committee. Each Committee has a charter and consists solely of independent directors who meet applicable New York Stock Exchange, Securities and Exchange Commission, Internal Revenue Service and Company standards for independence. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each committee is determined by the Board of Directors on the recommendation of the Nominating and Governance Committee.

The Board met twelve times during the fiscal year ended December 31, 2007. The Management Development and Compensation Committee met ten times and the Audit Committee and the Nominating and Governance Committee each met six times during the year. Certain meetings were jointly held, and each committee met from time to time in executive session.

Judith R. Haberkorn served as Lead Director during 2007 and presided over executive sessions of the non-employee directors during the year. James J. O’Connor was elected to succeed her in that post on February 25, 2008. The Lead Director chairs discussions in executive sessions of the Board, communicates with the Chief Executive Officer regarding discussions during executive sessions of the Board, is available to assist in the Board and committee evaluation processes, and assists the Chairman with evaluations of individual directors. Those individual evaluations entail a periodic peer review of director effectiveness which are discussed on a confidential basis with each director by the Lead Director and/or the Chairman.

All directors participated in at least 75% of all meetings of the Board of Directors and meetings of the Committees on which they served. Board members are expected to attend annual meetings. The upcoming June 23, 2008 Annual Meeting of Shareholders will be the Company’s first since emerging from Chapter 11 on October 2, 2006.

Armstrong Corporate Governance – Website Materials and Printed Copies Available

Information about Armstrong’s corporate governance is available on the Company’s Armstrong.com website under “About Armstrong” and then “Corporate Governance.” See www.armstrong.com/corporatena/corp_mission.html. Posted on that website are the charters of the Audit, Nominating and Governance, and Management Development and Compensation Committees of the Board of Directors, plus the Armstrong Corporate Governance Principles, the Code of Business Conduct and its Code of Ethics for Financial Professionals. The Board’s Process for “Evaluation of Director Candidates,” a description of “Director Responsibilities and Qualifications” and a “Position Description for an Armstrong Director” are also posted, along with instructions for shareholders who wish to recommend candidates for consideration as directors. In addition, any or all of these documents, as well as copies of our Bylaws and Articles of Incorporation, are available in print free of charge upon request to: Investor Relations, Armstrong World Industries, Inc., P. O. Box 3001, Lancaster, PA 17604.

AUDIT COMMITTEE AND AUDIT COMMITTEE EXPERT

The members of the Audit Committee are:

•	John J. Roberts (Chair and “Audit Committee Financial Expert”)

•	Robert C. Garland

•	James J. O’Connor

•	Arthur J. Pergament

The Audit Committee oversees auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent auditors, the scope of the annual audits, non-audit services performed by the auditor, and the Company’s accounting practices and internal accounting controls. The Committee assists the Board of Directors in monitoring the integrity of the Company’s financial statements; the independent auditors’ qualifications, independence and performance; the effectiveness of the Company’s internal audit and legal compliance functions; and compliance by the Company with legal and regulatory requirements.

Each member meets the financial literacy requirements of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission rules. The Board of Directors determined that at least one member of this Committee, John J. Roberts, qualifies as an “Audit Committee Financial Expert” as defined in the Securities Exchange Act. Mr. Roberts is also independent, as that term is used in SEC regulations pertaining to such experts. Additionally, as noted above, all members of the Audit Committee are independent under the listing standards of the NYSE and within the meaning of the applicable SEC rule pertaining to Audit Committees (Rule 10A-3). The Audit Committee regularly meets independently with the Company’s internal and independent auditors, with the leaders of the Company’s legal compliance function, and with management.

The Company’s Corporate Governance Principles provide directors with full-time employment limit themselves to two other corporate boards and other directors limit themselves to four unless the Board determines such service does not hinder the director’s effectiveness to serve on the Company’s Audit Committee. John J. Roberts currently serves on the audit committees of three public companies other than Armstrong. The Nominating and Governance Committee discussed Mr. Roberts’ effectiveness as Chair of the Audit Committee and based upon the Committee’s recommendation, the Board determined his contemporaneous service on three other public company audit committees does not impair his ability to effectively serve on Armstrong’s Audit Committee.

Audit Committee Pre-approval Policy

The Audit Committee follows a policy that requires their pre-approval of any audit, audit-related and non-accounting services provided by the firm that serves as our independent auditor. Per the policy, management cannot engage the independent auditor for any services without the Audit Committee’s pre-approval. The Audit Committee delegates to the Committee Chair the authority to pre-approve services not exceeding 5% of the total audit fees for the year for purposes of handling immediate needs, with a report to the full Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Securities Exchange Act.

AUDIT COMMITTEE REPORT

See the discussion of “Fees Paid to KPMG” under the heading “Relationship With Independent Auditors” under Proposal 2 (Ratification of Auditors) later in this proxy statement.

This Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act or the Exchange Act, except to the extent that Armstrong specifically incorporates it by reference therein.

The Audit Committee engaged KPMG LLP as Armstrong’s independent registered public accounting firm for 2007. In making this selection, the Audit Committee considered their qualifications, discussed with KPMG their independence, and reviewed the audit and non-audit services provided by them to Armstrong.

The Audit Committee reviewed and discussed the audited financial statements for fiscal 2007 with the Company’s management. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards on Communication with Audit Committees as currently in effect. In addition, the Committee has discussed with KPMG LLP its independence from the Company and its management, including matters in the written disclosures received by the Committee from KPMG LLP, as required by the Independence Standard Board Standard on Independence Discussions with Audit Committees currently in effect. Based on that review and those discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Armstrong’s Annual Report on Form 10-K for 2007.

Submitted by the Audit Committee

John J. Roberts, Chair

Robert C. Garland

James J. O’Connor

Arthur J. Pergament

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The members of the Management Development and Compensation Committee are:

•	Judith R. Haberkorn (Chair)

•	James J. Gaffney

•	Russell F. Peppet

•	Alexander M. Sanders, Jr.

The Committee oversees the Company’s compensation and benefit programs and employment practices. It establishes the overall philosophy and policies governing these programs, including those pertaining to management salaries and incentive compensation. The Committee has authority to make grants of share-based awards to executive officers and senior management. As needed, the Committee appoints and monitors outside advisors on compensation and benefit matters. During 2007, the Committee retained F. W. Cook and Co. to assist it in connection with issues relating to the Company’s evaluation of strategic alternatives. The consultant was not otherwise engaged to perform work for the Company.

The Management Development and Compensation Committee reviews and approves corporate goals and individual objectives relevant to the compensation of the Chief Executive Officer, and jointly with the Nominating and Governance Committee, evaluates the CEO’s performance in light of those goals and objectives; recommends to the independent directors the compensation of the CEO based on such evaluation; oversees the evaluation of executive officers other than the CEO and reviews and approves their compensation levels in collaboration with the CEO; makes recommendations to the Board with respect to the adoption, amendment or termination of executive compensation and benefits plans, policies and practices; and monitors management succession planning at senior levels in the Company.

The Committee has not delegated any responsibilities, other than to the Senior Vice President Human Resources and certain members of his staff, with respect to establishing certain compensation arrangements and administration of the Committee’s responsibilities. Executive officers work with the Committee to propose compensation features that provide appropriate incentives to meet Company goals and reward performance. The primary roles of executive officers in this regard are to provide information about existing compensation plans and arrangements and identify and discuss components of the Company’s business plan that are critical to execution.

A report from the Committee on Compensation Discussion and Analysis is included in this proxy statement.

NOMINATING AND GOVERNANCE COMMITTEE

The members of the Nominating and Governance Committee are:

•	James J. Gafney (Chair)

•	Judith R. Haberkorn

•	Russell F. Peppet

•	Alexander M. Sanders, Jr.

The Committee monitors the independence of non-employee directors and is responsible for developing and recommending corporate governance guidelines and principles. This Committee is also responsible for identifying qualified Board candidates and recommending directors for appointment to Board committees. The Company has from time to time retained the services of a third-party executive search firm to assist it in identifying and evaluating board candidates. In 2007, the Committee engaged Heidrick & Struggles, Inc. in connection with the search that resulted in the election of Mr. O’Connor to the Board.

The Committee also coordinates an annual evaluation of the Board’s and each committee’s performance and, in conjunction with the Management Development and Compensation Committee, reviews and evaluates the performance of the CEO.

The Committee will consider director candidates nominated by shareholders. The procedures for recommending candidates are posted at www.armstrong.com/corporatena/article9748.html under “About Armstrong” and “Corporate Governance.” Shareholders who wish to suggest individuals for service on the Board of Directors are requested to review the documents posted there: “Process for Evaluation of Director Candidates,” “Director Responsibilities and Qualifications,” and “Position Description for an Armstrong Director.” They should then write to the Corporate Secretary at the address set out on the front of this proxy statement and supply the following information:

•	The full name, address, education and professional experience of the individual and why this person will be a good director.

•	The consent of the individual to be considered and to serve, if elected.

•	The individual’s assessment of their qualifications and independence under SEC, NYSE and Articles II and III of Armstrong’s Corporate Governance Principles.

•	The number of shares of Armstrong stock held by the individual, and by the person(s) supporting the individual.

Candidates are sought who can complement the background and experience of current directors. Typically, two aspects of each potential director’s qualifications are considered:

•

Individual director qualities – the personal characteristics that each director should have (such as integrity, independence, diligence, business acumen, collegiality) for the Board to perform effectively as a team; and

•

Specific background skills, experience and competencies – the talents and insights (preferably aligned with corporate business and strategy) that should be present when the entire Board meets, with each individual director contributing in one or more areas.

The Nominating and Governance Committee employs the same basic process for all director candidates, regardless of how they may be proposed for consideration. There have been no changes to the procedures by which shareholders may recommend nominees to the Board of Directors within the past year.

Shareholder Communications

Shareholders and other interested parties may communicate with the Board of Directors, non-employee directors as a group, or individual directors, including the Lead Director, James J. O’Connor. Written communications should be directed to the attention of the Corporate Secretary at the Company’s office address on the cover of this proxy statement. Materials from shareholders that are addressed to the Board, non-employee directors or individual directors, including the Lead Director, which identify the sender and are sent in care of the Corporate Secretary, will be forwarded to the intended recipient or recipients.

Messages to directors can also be sent by email to directors@armstrong.com. Messages to the Nominating and Governance Committee, including recommendations of prospective directors, can be mailed to CorpGovernance@armstrong.com. Messages to these email addresses are collected by the Director of Compliance, the Corporate Secretary or their staff and are forwarded to appropriate directors.

CODE OF ETHICS

Armstrong has followed a code of ethics and business conduct for many years. The Company began in a small cork-cutting shop in 1860 in Pittsburgh under its Founder, Thomas Armstrong. He was determined that his Company act with fairness and in the “balanced best interests (of) customers, shareholders, employees, suppliers, community neighbors, government and the general public.”

Thomas Armstrong was among the first American entrepreneurs to discard the old business maxim of caveat emptor—“Let the buyer beware”—and replace it by practicing the principle of "Let the buyer have faith," which became an enduring motto for Armstrong.

To memorialize this ethical foundation, in 1960 Armstrong adopted its Operating Principles which incorporate the philosophy of Thomas Armstrong and his successors:

•	To respect the dignity and inherent rights of the individual human being in all dealings with people.

•	To maintain high moral and ethical standards to reflect honesty, integrity, reliability and forthrightness in all relationships.

•	To reflect the tenets of good taste and common courtesy in all attitudes, words and deeds.

•	To serve fairly and in proper balance the interests of all groups associated with the business – customers, stockholders, employees, suppliers, community neighbors, government and the general public.

In 1992, Armstrong built on these Operating Principles and established its “Code of Business Conduct,” which applies to all employees, executives and directors, specifically including our Chief Executive Officer, our Chief Financial Officer and our Controller.

In 2002, we adopted an additional “Code of Ethics for Financial Professionals,” which applies to all professionals in Armstrong’s finance and controller functions worldwide, including our Chief Financial Officer and our Controller.

These Codes are intended to deter wrongdoing and to promote:

•	Honest and ethical conduct, including handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable public disclosures;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the Codes; and

•	Accountability for compliance with the Codes.

These two Codes, as noted above, are available at www.armstrong.com/corporatena/corp_mission.html and in print free of charge. If the substance of either Code is amended, we will note the date and describe the nature of the amendment at that web site. We will also note at that site any express or implicit waiver from a provision of either Code granted to any Armstrong officer. To date, no such waivers have been granted.

DIRECTOR INDEPENDENCE

The Board of Directors determined that all its members other than Mr. Lockhart, the Company’s CEO, meet all applicable independence standards and are considered independent directors. Armstrong’s Corporate Governance Principles contain independence standards that meet, and in some cases exceed, those applicable under the rules of the New York Stock Exchange. Article III of those Principles deals with director independence and provides:

“Article III. Director Independence from Conflicting Interests

“Board members keep themselves free of conflicts of interest, and avoid situations that give the appearance of conflicts. For purposes of evaluating the independence of directors, the board considers the circumstances of each person. To be considered “independent”, a director must meet the qualifications established by the Company’s principal stock market. Notwithstanding, the board may not consider persons in the following circumstances as independent due to the strong potential for conflict:

•	A person who has been an officer or employee of the Company within the past five years.

•	A person with a material personal or business relationship with Armstrong apart from their directorship.

•	An individual who consults with, is retained by, or receives anything of substantial value from Armstrong aside from compensation as a director.

•	A person who has an immediate family member or significant business interest with a material personal or business relationship with the Company.

•	An executive of another company where the Armstrong Chairman, Chief Executive Officer, or other senior manager serves on the board.”

The Board’s members serve in various other capacities with a number of other organizations. All material commercial, personal and charitable relationships of a director with outside organizations are required to be candidly disclosed to the full Board. It is the Board’s intent that Armstrong engage in no material commercial relationship with those organizations nor direct charitable donations to them beyond what the Company would do on behalf of employees or as part of normal business practices. For this purpose, payments and donations by the nonprofit Armstrong Foundation that is supported by the Company are also considered. In evaluating the independence of directors, the Board also considers the type and extent of any commercial relationships and transactions with entities with whom directors are affiliated.

Any “related party transaction” as defined under SEC Regulation S-K, Item 404, that may arise is required to be reviewed and approved by the Nominating and Governance Committee, a board committee comprised of independent directors, who must have no connection with the transaction. This would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, greater than 5% shareholder, or family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in SEC Regulation S-K Item 404. The Chair of the Nominating and Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Committee at its next regular meeting. During 2007, there were no such transactions, and none were proposed for approval.

Any waiver of the Company’s Code of Business Conduct, particularly its conflicts-of-interest provisions, that may be proposed to apply to any director or executive officer also must be reviewed in advance by the same Committee, which would be responsible for making a recommendation to the Board of Directors for approval or disapproval. The Board’s decision on any such matter would be disclosed publicly in compliance with applicable legal standards and the rules of the Company’s principal stock exchange. There were no waivers or exemptions from the Code of Business Conduct in 2007.

As noted above, the Nominating and Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. Applying applicable legal and regulatory standards and Armstrong’s Corporate Governance Principles, the Committee reviewed and considered relationships between Armstrong, its affiliates and subsidiaries, on the one hand, and each director, entities affiliated with him or her, and/or any member of his or her immediate family, on the other hand. There was no relationship or interest that the Committee or the Board determined was material to any director or likely to impair his or her independence.

Based on the recommendation of the Nominating and Governance Committee, the Board of Directors, at its meeting on February 25, 2008, determined that all non-employee directors satisfied the independence criteria set forth in the listing standards of the New York Stock Exchange, the statutes and rules of the SEC and under Armstrong’s Corporate Governance Principles.

These independent directors, constituting all of the non-employee members of the Board, are: James J. Gaffney, Robert C. Garland, Judith R. Haberkorn, James J. O’Connor, Russell F. Peppet, Arthur J. Pergament, John J. Roberts and Alexander M. Sanders, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As discussed above, and except for compensation and related arrangements discussed in this proxy statement, there were no relationships or transactions in which directors, executive officers, or others have a direct or indirect material interest known to the Company during 2007, nor are there any currently proposed, which require disclosure under SEC regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 28, 2008, each person or entity known to Armstrong that may be deemed to have beneficial ownership of more than 5% of the Company’s outstanding common stock. In accordance with applicable rules of the Securities and Exchange Commission, this information is based on Section 13G information filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding(2)
Armstrong World Industries, Inc.
Asbestos Personal Injury Settlement Trust(1)	36,981,480	64.7%
c/o Kevin E. Irwin Keating Muething & Klekamp PLL One East Fourth Street, Suite 1400 Cincinnati, OH 45202

(1)

A Schedule 13G was filed on February 9, 2007, by Harry Huge, Managing Trustee, on behalf of said Trust. A Schedule 13G was filed on January 23, 2007 by Dean M. Trafelet in his capacity as the Future Claimants’ Representative (“FCR”) under the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement, effective October 2, 2006. Mr. Trafelet, in his capacity as FCR, has certain consent rights with respect to the voting of the Common Stock held by the Trust. The Trust is a party to a Shareholder and Registration Rights Agreement with the Company dated as of October 2, 2006, which includes therein specified voting obligations of the Trust.

(2)	In accordance with applicable rules of the Securities and Exchange Commission, this percentage is based upon the shares of Armstrong common stock outstanding as of March 28, 2008.

SECURITY OWNERSHIP OF MANAGEMENT

Ownership of Directors and Executive Officers

The following table shows the amount of Company common stock owned by each director, each individual named in the Summary Compensation Table and all directors and executive officers as a group. The ownership rights in these shares consist of sole voting and investment power, except where otherwise indicated. No named individual beneficially owns 1% or more of the outstanding common shares. Collectively, all of the directors and executive officers as a group beneficially own less than 1% of the outstanding common shares. This information is as of March 28, 2008.

Name	Common Stock	Common Stock Restricted(1)		Stock Options Exercisable within 60 Days	Total Beneficial Ownership	Phantom Stock Units(3)
James J. Gaffney		—			—	10,308
Robert C. Garland	1,700	—			1,700	10,308
Judith R. Haberkorn		—			—	10,308
Michael D. Lockhart		75,000	(2)	23,360	98,360	—
James J. O’Connor		—			—	9,088
Russell F. Peppet		—			—	10,308
Arthur J. Pergament		—			—	10,308
John J. Roberts		—			—	10,308
Alexander M. Sanders, Jr.		—			—	10,308
F. Nicholas Grasberger III		67,077			67,077	—
Frank J. Ready		27,600			27,600	—
John N. Rigas		27,600			27,600	—
Stephen J. Senkowski		55,200			55,200	—
Director and officers as a group (15 persons)	2,700	290,077		23,360	316,137	81,244

(1)	The participants have voting power but not investment power.
(2)

Mr. Lockhart’s restricted stock consists of 75,000 restricted shares granted on October 2, 2006; a target of 37,900 (maximum of 56,850) shares of performance restricted stock granted on February 19, 2007 and a target of 58,390 (maximum of 87,585) shares of performance restricted stock granted on February 26, 2008. Mr. Lockhart does not have voting or investment power with respect to the performance restricted stock. The 2007 performance restricted stock grant is divided into two awards of 28,425 shares each. 100% of the first award will be earned if the Company’s three-year earnings performance achieves 150% of a Board established target. 100% of the second award will be earned if the Company’s three-year cumulative free cash flow (excluding acquisition and divestiture events) achieves 150% of a Board established target. The 2008 performance restricted share grant is divided into two components of 43,792 and 43,793 shares. 100% of the first component will be earned if three-year earnings performance achieves a Board established target. 100% of the second component will be earned if the Company’s three-year cumulative free cash flow (excluding acquisition and divestiture events) achieves a Board established target. In all cases, fewer shares will be earned for lesser performance.

(3)

Consists of phantom stock units held pursuant to the Director’s 2006 Phantom Stock Unit Plan for non-employee directors. The participants have no voting or investment power. The participants have no right to sell the stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission (“SEC”) regulations require Armstrong directors and executive officers, and any persons beneficially owning more than ten percent of its common stock to report to the SEC their ownership of this stock and any changes in that ownership. SEC regulations also require these persons to furnish the Company with copies of these reports. SEC rules require the Company to report any failure to timely file those reports in the previous fiscal year.

Based solely upon our review of copies of reports furnished to us and written representations from directors and executive officers, we believe that all of these filing requirements were satisfied by Armstrong’s directors and executive officers during 2007.

EQUITY COMPENSATION PLAN INFORMATION

This table provides certain information with respect to Armstrong equity compensation plans. The figure in column (a) represents stock options to purchase Armstrong common stock, performance restricted shares, restricted stock and restricted stock units, all granted under the Company’s 2006 Long Term Incentive Plan. The figures in columns (b) and (c) relate to the same Plan. The figure in Column (b) relates only to the 1,569,800 stock options, since no payment is required under the grants of the other awards. The figures are as of December 31, 2007 as specified by SEC regulations.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	2,198,634	$38.99	3,150,366
Equity compensation plans not approved by security holders	0	n/a	0

Totals	2,198,634	$38.99	3,150,366

COMPENSATION DISCUSSION AND ANALYSIS

The Management Development and Compensation Committee ("the Committee") oversees Armstrong's compensation and benefit programs.

Armstrong designs its compensation and benefit programs to:

•	Attract and retain talent by offering competitive compensation packages;

•	Align management with shareholders by ensuring that when management does well, shareholders do too;

•	Pay for performance by paying more when financial and/or individual results meet or exceed established goals and paying less when goals are not met;

•	Motivate executives by placing a significant amount of their pay “at risk,” dependent upon achievement of specified results.

Our executive compensation package has five parts:

•	Base salary – The Company pays competitive base salaries that are evaluated each year and adjusted to reflect individual performance and market conditions.

•

Annual Bonus – The annual incentive bonus is designed to focus management on achieving annual financial goals by placing a significant amount of their pay at risk. The higher the level of management responsibility, the greater the amount of pay at risk.

•	Long-Term Incentive Compensation – Armstrong’s long-term incentive plan, comprising restricted stock and stock option grants, is intended to encourage executives to build long-term shareholder value.

•	Employee benefits – Armstrong offers health, welfare and retirement benefits that are competitive with those offered by peer companies to attract and retain talented employees.

•	Perquisites – Armstrong limits executive perquisites to only those that deliver a direct benefit to the Company.

Armstrong reviews its compensation and benefits to keep them current and competitive. The Company establishes benchmark guidelines based on a number of national compensation surveys and on the pay and benefit practices of comparable companies.

The Management Development and Compensation Committee (“the Committee”) oversees our compensation and benefit programs.

Base Salary

Armstrong has a base salary range for each position in the Company. The midpoint of a range is developed using the median salaries for equivalent positions at comparable companies, adjusted for differences in company size.

The Committee evaluates executive officer base salaries every year. An executive’s salary is compared to the salary range midpoint. The Committee also considers any salary change in the competitive market, and the executive’s prior year performance including the performance of the executive’s business unit or functional area, people development, teamwork, productivity and quality. Salary increases are larger for executives whose performance is more than fully satisfactory and for executives whose salaries are below the mid-point of the range. After this evaluation, the Committee approves salary changes for executive officers except for the CEO, Mr. Lockhart. The Committee recommends Mr. Lockhart’s salary change to the Board of Directors, which decides his pay.

The 2007 base pay for the named executives ranged from $391,000 to $980,000, as detailed in the Summary Compensation Table.

Annual Bonus

Armstrong’s annual bonus plan is the Management Achievement Plan (MAP). The MAP applies to the global management team and pays for achieving financial goals.

Establishing the target bonus

The MAP sets a target bonus equal to a percentage of each participant’s annual base salary. As a guide in establishing the percentages, the Company considers the median bonus levels at comparable companies, adjusted for differences in company size. For the named executives, the target bonus percentages range from 50% of annual base pay to 125%.

Name and Position	Target Bonus % of Salary
M. D. Lockhart, Chairman & CEO	125%
S. J. Senkowski, Executive VP	70%
F. N. Grasberger, Senior VP & CFO	65%
F. J. Ready, President & CEO, North American Flooring Operations	60%
J. N. Rigas, Senior VP & General Counsel	50%

How bonus payments are determined

The annual bonus payments are determined by comparing corporate and business unit operating income (excluding costs for incentive compensation and one-time items discussed below) to the operating income goals established by the Committee, which are generally equal to the annual budget and not easily attained. In the last five years, the corporate bonus payment ranged from zero to 115% of target bonus with an average of 83%.

The items listed below are excluded from operating income when calculating the bonus payment. This is done to avoid penalizing or rewarding executives for unusual events or one-time items, and to avoid giving executives an incentive to delay decisions, necessary for the health of the business, which reduce operating income when implemented. The excluded items are:

•	expenses relating to Chapter 11 issues;

•	gain or loss on the sale of businesses and/or assets;

•	significant restructuring and unusual one-time items;

•	discontinued businesses;

•	changes in accounting practices.

The bonuses of executive officers are determined by comparing corporate financial results to the target, except for Mr. Ready. Mr. Ready’s MAP payment is based 30% on corporate results compared to the target and 70% on his business unit’s results compared to the target. The table below shows the relationship between financial target achievement and maximum payout percentages.

2007 MAP Payment Schedule

% of Financial Target	Maximum Payment as % of Target Bonus
Less than 80%	0%
80%	70%
85%	90%
90%	110%
100%	120%
110%	130%
120%	140%
140%	160%
160%	180%
180% and above	200%

Participants are told to expect a bonus payment 20-percentage points below the maximum payment schedule. The Committee can adjust the payment percentage based on factors such as individual performance, the Company’s performance compared to competitors, external business conditions and the achievement of strategic goals.

The Company’s 2007 adjusted operating income was 109% of the $327.9 million goal. The 2007 adjusted operating income for the North American Flooring Operations was 111% of the $110.9 million goal. Mr. Lockhart discussed each executive officer’s performance for the prior year with the Committee and recommended individual MAP payments. The Committee considered his recommendations when setting and approving the 2007 bonus payments for the executive officers.

Long-Term Incentives

Stock grants link management compensation to shareholder returns and thereby focus management on the long-term performance of the Company. These awards are made under the Company’s Long-Term Incentive Plan (LTIP). These grants vest over a multiyear period, providing an incentive for executives to stay with the Company.

When an executive is hired, an annual target grant value, stated as a percentage of the executive’s annual base salary, is established. For the named executives, this ranges from 125% of base salary to 337%. As a guide in determining the percentages, the Company considers the median of the long-term incentive percentages for comparable jobs at comparable companies, adjusted for differences in company size. The target percentage changes only in the event of promotion, a significant change in the competitive guidelines, or responsibilities. The Committee may adjust grants based on individual potential and performance. This allows for the recognition of executives’ good performance even in bad times.

Name and Position	LTIP Target % of Salary
M. D. Lockhart, Chairman & CEO	337%
S. J. Senkowski, Executive VP	215%
F. N. Grasberger, Senior VP & CFO	180%
J. N. Rigas, Senior VP & General Counsel	150%
F. J. Ready, President & CEO, North American Flooring Operations	125%

2006 Cash LTIP Awards

During Chapter 11 reorganization, Company stock was not an appropriate form of compensation. During this period, the Company used cash for its LTIP compensation. For the executive officers other than the CEO, payments under the 2006 Cash LTIP were based on the Company’s cumulative operating income for 2006 and 2007 compared to the Committee-established target of $581.3 million. The target was set at 210% of the 2006 operating income budget.

To measure executives’ performance without penalizing or rewarding them for unusual events or one-time items, these items were excluded from operating income:

•	expenses relating to Chapter 11 issues;

•	gain or loss on the sale of businesses / assets;

•	significant restructuring and unusual one-time items;

•	discontinued businesses;

•	changes in accounting practices.

Similar to the MAP, the 2006 LTIP cash payment schedule (shown below) established the relationship between financial performance and LTIP payments.

2006 LTIP Cash Incentive Award Payment Schedule

% of Financial Target	Maximum Payment as % of Award
Less than 70%	0%
70%	50%
80%	100%
90%	110%
100%	120%
110%	130%
120%	140%

Schedule continues at same payout line, uncapped

The Company’s cumulative adjusted operating income for 2006 and 2007 was 110% of the goal. Mr. Lockhart recommended individual LTIP payments for the named executives based on their performance. The Committee considered his recommendations when establishing the LTIP payments. 2006 Cash LTIP payments were made in 2008.

Resumption of Stock-Based Awards

When Armstrong emerged from Chapter 11 on October 2, 2006, the Committee returned to using Company stock for its LTIP. The Plan of Reorganization provided for restricted stock grants and nonstatutory stock option grants to certain key managers. The stock options have a 10-year term. Both the stock option grants and the restricted stock awards vest in three equal installments at two, three and four years from the grant date. The Committee approved and recommended these grants in October 2006. With the exception of Mr. Lockhart, the emergence equity grants replaced the 2007 long-term incentive awards, which would normally have been made in early 2007. The estimated value of Mr. Lockhart’s emergence equity grant was a substantially lower multiple of his annual LTIP target than it was for the other named executives.

All stock grants are approved by the Committee and typically are made on the date of the Company’s regular February Board of Directors’ meeting. Restricted stock is valued at market and stock options at their Black-Scholes value when determining the number of shares to grant.

Stock grants for new hires who are not executive officers may be approved by the Committee Chair. These grants will be made on or about the date of hire and will be reported to the full Committee at the next scheduled meeting.

Pay-for-Performance

Armstrong’s success depends on consistent, excellent financial and operational performance. To focus executives on delivering the short- and long-term results, a significant amount of their compensation – between 65% and 82% of direct compensation – is dependent on achieving specified results. The Company pays more when financial and/or individual results meet or exceed goals and less when goals are not met.

The table below shows how much of the compensation for the Company’s senior executives is performance-based. It also shows that the majority of compensation is based on long-term performance.

Targeted Direct Compensation at Risk

Name and Position	% Direct Compensation at Risk	From Long-Term Incentive	From Annual Bonus
M. D. Lockhart, Chairman & CEO	82%	60%	22%
S. J. Senkowski, Executive VP	74%	56%	18%
F. N. Grasberger, Senior VP & CFO	71%	52%	19%
J. N. Rigas, Senior VP & General Counsel	67%	50%	17%
F. J. Ready, President & CEO, North American Flooring Operations	65%	44%	21%

Employee Benefits

To attract and retain talented employees, Armstrong offers a comprehensive package of health, welfare and retirement benefits that are competitive with those offered by other large employers. The benefit plans for executives are generally the same as those provided to other salaried employees, with two exceptions: executives pay health care premiums that are 40% higher than those paid by most salaried employees, and executives are eligible to receive enhanced Company-paid long-term disability benefits.

Pension Benefits, Retirement Savings

Salaried employees who were hired before January 1, 2005, and who had a specific combination of age and service, including Messrs. Lockhart, Senkowski, Ready and Rigas, are eligible to participate in the Company’s qualified defined pension benefit plan, the Retirement Income Plan. The Company established a nonqualified pension plan to pay any benefit that cannot be paid under the qualified plan due to statutory limits. The 401(k) match for named executives, except for Mr. Grasberger, is the same match offered to salaried employees hired before January 1, 2005. Armstrong matches 50% of the first 6% of employee contributions, up to a maximum Company match of $7,750 for 2007.

Salaried employees hired on or after January 1, 2005, including Mr. Grasberger, are not eligible to participate in the defined benefit pension plan. They are eligible to participate in a 401(k) savings plan with a larger Company match – 100% of the first 4% of employee contributions and 50% of the next 4% of employee contributions up to the maximum Company match of $15,500 for 2007. Mr. Grasberger receives the same Company match as other salaried employees in this plan. An unfunded, nonqualified deferred compensation plan was established to provide the equivalent of 401(k) benefits to managers hired on or after January 1, 2005, for the amount of their eligible earnings exceeding $193,750 in 2007.

Life Insurance

Messrs. Senkowski and Ready are participants in split dollar life insurance policies entered into in 1996 and 1997, respectively. Armstrong ceased paying the premiums on the policy for Mr. Senkowski in 2003 and for Mr. Ready in 2007. Armstrong retains a collateral interest in the policies’ cash value equal to the premiums paid by the Company. Upon each executive’s 62nd birthday, Armstrong will receive the money it paid in premiums for these policies.

Perquisites

For the named executives, Armstrong provides two executive perquisites: a Company-paid yearly physical examination and annual reimbursement of up to $4,500 for personal financial planning / tax preparation services. In addition, the CEO has the personal use of the Company airplane.

CEO Compensation

The Committee uses the same principles in evaluating Mr. Lockhart’s performance compensation that it uses to evaluate the other named executives. However, the Board of Directors approves all compensation-related actions, plans and agreements involving the CEO.

Each year the Committee compares the Armstrong CEO’s total direct compensation (base salary, annual bonus and long-term incentive compensation) to that of CEOs of the 18 selected manufacturing companies listed below. Hewitt Associates compiles this compensation information for the Committee. Because Armstrong’s sales revenue is less than the peer group median, Hewitt determines the relationship between compensation and sales implicit in the peer group data. Compensation targets are set using peer group data adjusted to match the size of Armstrong.

Air Products & Chemicals	Cummins, Inc.	Parker Hannifin Corp.
American Standard	Hershey Company	PPG Industries
Ball Corp.	Masco Corp.	Sherwin-Williams Co.
Black & Decker	Mohawk Industries, Inc.	Stanley Works
Brunswick Corp.	Newell Rubbermaid	Steelcase, Inc.
Corning, Inc.	Owens Corning	USG Corp.

Mr. Lockhart’s Direct Compensation at Target

U.S. Dollars in 000’s
Actual Base Salary	$980
Target Annual Bonus (125% of Salary)	$1,225
Present Value of Long-Term Incentive Grant (150% of base salary + target bonus)	$3,308

Targeted Total Direct Compensation	$5,513

Mr. Lockhart has an Employment Agreement entered into on August 7, 2000. This agreement specifies the level and terms of his annual incentive and long-term incentive awards, severance benefits for termination not related to a change in control, two years of credited pension service for each year worked and reasonable personal use of Company aircraft which includes a tax gross-up benefit. This agreement currently extends to August 7, 2008. The agreement renews each August 7 unless the Board of Directors gives notice 180 days in advance not to extend the agreement. In December, the Board determined to allow this renewal to occur.

Mr. Lockhart is entitled to the same executive perquisites as the other named executives: a yearly physical examination and annual reimbursement of up to $4,500 for personal financial planning / tax preparation services. In addition, Mr. Lockhart is permitted personal use of Company aircraft. This allows him to make more productive use of his time and travel in a more secure environment. It is appropriate and in the best interest of the Company to maximize the time he has to focus on Company business.

Mr. Lockhart’s 2007 Annual Bonus

Mr. Lockhart participates in the Management Achievement Plan. The Committee evaluated Mr. Lockhart’s 2007 performance and recommended his bonus payment, which the Board of Directors approved. The Company’s strong 2007 financial results relative to those of competitors and Mr. Lockhart’s effective management of the strategic alternatives review were key factors in determining his bonus payment.

Mr. Lockhart’s 2006 Cash LTIP Awards

Mr. Lockhart’s Employment Agreement specifies that 40% of the value of his annual long-term incentive award is to be granted as stock options and 60% as performance restricted share grants. During AWI’s Chapter 11 reorganization, the use of stock-based incentive compensation was not practicable. In place of stock grants for 2006, the Committee used cash incentive awards designed to mimic the performance of stock options and performance restricted share grants.

The payments were based on Committee-approved formulas using the Company’s growth in earnings before interest, taxes, depreciation and amortization (EBITDA). Cash Payment 1 mimicked the performance of stock options and Cash Payment 2 approximated the value of a performance restricted share grant. There would have been no payments if there was no increase in EBITDA.

Cash Payment 1	=	$1.323 million	x	3 (2007 EBITDA – 2005 EBITDA)
2005 EBITDA
(Maximum of $1.323 million)

Cash Payment 2	=	$1.985 million	x	EBITDA Growth Factor	x	1	+	(2007 EBITDA – 2005 EBITDA)
2005 EBITDA
(Maximum of $2.978 million)

where	EBITDA Growth Factor	EBITDA Compound Annual Growth
	1.00	12.0% or higher
	0.75	8.0 to 11.9%
	0.50	4.0 to 7.9%
	0.25	0.0 to 3.9%
	0.00	Less than zero

2005 adjusted EBITDA was $317 million and 2007 EBITDA was $418.5 million resulting in compound annual growth of 14.9%. EBITDA results were adjusted to exclude unusual one-time gains or losses.

The terms of Mr. Lockhart’s 2006 Cash LTIP Awards conflict with the $3 million maximum total cash payment permitted annually under the long-term incentive plan. Since the amount of these awards exceeded this amount, $891,400 was paid to Mr. Lockhart as a contractual obligation under the terms of his Employment Agreement.

Mr. Lockhart’s 2007 LTIP Grants

On February 19, 2007, the Board of Directors granted Mr. Lockhart stock grants consisting of 64,100 stock options that vest ratably over three years, and 37,900 performance-restricted shares that may be earned over three years. The performance measures for the performance restricted shares are equally divided between normalized EBITDA and free cash flow. These awards were made according to the terms of his Employment Agreement. The number of stock options was based on the Black-Scholes valuation on the grant date and the number of performance restricted shares was based on the grant date closing price of Armstrong stock.

Change in Control Agreements

All of the named executives are covered under Individual Change in Control Agreements to provide a competitive level of financial security in the event of a change in control. The agreements for all of the named executives except Mr. Grasberger were triggered when the Company emerged from Chapter 11 on October 6, 2006, and will expire on October 31, 2009. Unlike the other named executives, Mr. Grasberger joined the Company during AWI’s Chapter 11 reorganization. Those named executives whose Change in Control Agreements were triggered will receive payments under these agreements if they lose their jobs for any reason except for cause or the executive leaves the Company for good reason. The benefit provisions selected at the time the agreements were established matched prevailing practice. Details of these agreements are shown under Potential Payments Upon Termination or Change in Control.

Tax Deductibility of Compensation

Armstrong’s annual and long-term incentive plans are designed to qualify cash and certain stock incentives as performance-based compensation under Section 162(m) of the Internal Revenue Code (IRC). This includes the MAP, LTIP payments, performance restricted shares and stock option grants where the payment or award provisions comply with the IRC requirements. The Company will not receive a tax deduction for the amount of Mr. Lockhart’s 2006 long-term cash incentive in excess of $3 million.

Stock Ownership and Trading Policy

The Compensation Committee has not established executive stock ownership or retention guidelines. The Committee believes that stock grants made under the Plan of Reorganization result in key employees having a substantial equity stake in the Company.

Armstrong policy requires directors, senior management and other designated employees with access to non-public earnings information to pre-clear any transactions in Company stock, and restricts their trades to short periods after earnings are made public. These periods last for about one week. In addition, those persons and all other employees are barred from speculation in and hedging of the Company's stock. The Company prohibits so-called short selling, in-and-out trading, most "puts" and "calls," and all other types of derivative transactions.

COMPENSATION COMMITTEE REPORT

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act or the Exchange Act, except to the extent that Armstrong specifically incorporates it by reference therein.

The Management Development and Compensation Committee of Armstrong’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Management Development and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Management Development and Compensation Committee

Judith R. Haberkorn, Chair

James J. Gaffney

Russell F. Peppet

Alexander M. Sanders, Jr.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation reported for each of the named executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)		Total
M. D. Lockhart Chairman of the Board and President and CEO	2007	$980,000	—	$1,275,383	$1,258,507	$5,411,400	$1,091,915	$198,856	(5)	$10,216,061
	2006	980,000	—	172,875	148,500	4,162,000	789,956	221,896		6,475,227
F. N. Grasberger Senior Vice President and Chief Financial Officer	2007	$481,250	—	$381,708	$491,832	$1,232,000	—	$59,243	(6)	$2,646,033
	2006	465,000	—	$95,427	81,972	1,196,000	—	54,968		1,893,367
S. J. Senkowski Executive Vice President and President and CEO, Armstrong Building Products	2007	$585,000	—	$508,944	$655,776	$1,747,200	$26,022	$14,755		$3,537,697
	2006	565,000	—	127,236	109,296	1,684,000	185,672	14,153		2,685,357
J. N. Rigas Senior Vice President and General Counsel	2007	$391,000	—	$254,472	$327,888	$843,400	$76,214	$13,216		$1,906,190
	2006	382,000	$382,000	63,618	54,648	819,000	63,646	13,240		1,778,152

F. J. Ready(7) Executive Vice President and President and CEO, North American Floor Products	2007	$392,000	—	$254,472	$327,888	$763,400	$46,971	$10,982		$1,795,713
	2006	374,500	$367,000	63,618	54,648	694,000	30,706	13,157		1,597,629

(1)

The amounts reflect the expense for awards made pursuant to the 2006 Long-Term Incentive Plan recognized for financial statement reporting purposes in accordance with FAS 123R, but disregarding forfeitures related to service-based vesting as directed by SEC regulations for this purpose. The assumptions used to calculate these amounts are set forth in the Company's Consolidated Financial Statements.

(2)

The amounts disclosed are the awards under the 2007 Management Achievement Plan and 2006 Long-Term Cash Incentive Awards. The amounts under the Management Achievement Plan were as follows: M. D. Lockhart—$1,520,000; F. N. Grasberger—$341,000; S. J. Senkowski—$446,400; J. N. Rigas—$213,100 and F. J. Ready—$258,700. As specified under the Management Achievement Plan, award amounts are subject to a mandatory reduction of up to $20,000 to the extent a corresponding contribution can be made to the Bonus Replacement Retirement Plan which is a qualified, tax-deferred profit sharing plan. For 2007, $20,000 reductions were made for each of Messrs. Lockhart, Senkowski, Rigas and Ready. The following payments were made under the 2006 Long-Term Cash Incentive Awards: M. D. Lockhart—$3,000,000; F. N. Grasberger—$891,000; S. J. Senkowski—$1,300,800; J. N. Rigas—$630,300 and F. J. Ready—$504,700. The payments were approved by the Management Development and Compensation Committee at its February 25, 2008 meeting. M. D. Lockhart received a payment of $891,400 to satisfy a contractual obligation related to his long-term incentive compensation.

(3)

The amounts in this column show the change in pension value under the Retirement Income Plan and the Retirement Benefit Equity Plan. Additional information regarding these plans follows the Pension Benefits table. Mr. Ready received $194 in above market interest on deferred compensation. Additional information regarding deferred compensation follows the Non-qualified Deferred Compensation Table.

(4)

The amounts shown in the "All Other Compensation" column include: (i) Company matching contribution to the Savings and Investment Plan (and for Mr. Grasberger to the Armstrong Nonqualified Deferred Compensation Plan); (ii) premiums for long-term disability insurance; (iii) tax assistance payments on imputed income related to personal use of Company aircraft; and (iv) personal benefits ("perquisites") consisting of medical examinations, financial planning expense reimbursements and personal use of Company aircraft to the extent the total perquisite value is $10,000 or greater per individual. For each person other than Mr. Lockhart, the total value of all such perquisites did not reach $10,000, and is not included in the amount shown.

(5)

The amounts shown includes the aggregate incremental cost (e.g., fuel, landing fees and incremental crew expenses) of Mr. Lockhart's personal use of Company aircraft of $143,853 and the reimbursement for related taxes incurred of $39,629. He participated in the medical examination program where the cost is paid by the Company.

(6)

Mr. Grasberger received a Company matching contribution of $15,500 under the Savings and Investment Plan and was credited with a Company matching contribution of $36,510 under the Armstrong Nonqualified Deferred Compensation Plan in accordance with the terms of these plans.

(7)

On April 1, 2008, Mr. Ready was named Executive Vice President and President and Chief Executive Officer, North American Floor Products. Prior thereto, Mr. Ready served as President & Chief Executive Officer, North American Floor Products since June 2004.

The material terms of Mr. Lockhart's Employment Agreements are described in the Compensation Discussion and Analysis (CD & A). The CD & A also explains the Company's approach for setting the amount of base salary and annual bonus in proportion to total compensation.

GRANTS OF PLAN-BASED AWARDS

The table below shows information on annual incentive compensation, restricted stock, stock options and performance restricted share awards which were provided to the Company's named executive officers in 2007. There is no assurance that the Grant Date Fair Value of Stock and Option Awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. D. Lockhart	(1)	N/A	$612,500	$1,225,000	$2,450,000
	(2)	2/19/2007								64,100	52.38	$1,323,057
	(2)	2/19/2007				18,950	37,900	56,850				1,985,202
F. N. Grasberger	(1)	N/A	$156,405	$312,810	$625,620
S. J. Senkowski	(1)	N/A	$204,750	$409,500	$819,000
J. N. Rigas	(1)	N/A	$97,750	$195,500	$391,000
F. J. Ready	(1)	N/A	$117,600	$235,200	$470,400

(1)

The amounts shown represent the 2007 participation by the named executive officers in the Management Achievement Plan (MAP). The actual payouts approved by the Committee on February 25, 2008 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The amount shown under the Target column above was the expected payout amount.

(2)

On February 19, 2007, the Committee authorized the grant of nonstatutory stock options having a Black-Scholes value of $1.323 million and a three-year performance restricted share grant with a value of $1.985 million to Mr. Lockhart. Under the terms of Mr. Lockhart’s Employment Agreement, he is to receive annual long-term incentive awards with an aggregate value on the date of grant equal to 150% of the sum of his base salary and annual incentive opportunity at target performance. 40% of the value is to be granted as stock options and 60% as three-year performance restricted share grants. Since there were no sales of Armstrong common stock on the New York Stock Exchange on Monday, February 19, 2007, the number of shares granted and the stock option exercise price was based on the Friday, February 16, 2007 closing price of $52.38. This resulted in the grant of 64,100 stock options and 37,900 performance restricted shares.

The stock options have a stated ten-year term and will vest in three installments at one year (23,360 shares), two years (21,090 shares) and three years (19,650 shares) from the grant date. The performance restricted shares may be earned over the three-year performance period of January 1, 2007 through December 31, 2009 based on a 50% weighting on cumulative normalized EBITDA and a 50% weighting on cumulative free cash flow excluding the impact of acquisitions and divestitures. The Committee established a financial target for each measure and a payout schedule to determine the number of shares that will be earned. If Armstrong declares cash dividends, Mr. Lockhart will receive cash payments of an equal amount based on the number of performance restricted shares granted at Target.

(3)	The assumptions used to calculate these values for the 2007 grants are set forth in Note 25 to the Company’s Consolidated Financial Statements for the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock awards held by the Company’s named executive officers on December 31, 2007.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Exercisable	Unexercisable
M. D. Lockhart		225,000		$38.42	10/2/16	75,000	$3,008,250
		64,100		52.38	2/19/17			37,900	(4)	$1,520,169
F. N. Grasberger		124,200		$38.42	10/2/16	41,400	$1,660,554
S. J. Senkowski		165,600		$38.42	10/2/16	55,200	$2,214,072
J. N. Rigas		82,800		$38.42	10/2/16	27,600	$1,107,036
F. J. Ready		82,800		$38.42	10/2/16	27,600	$1,107,036

(1)

All options listed with an option expiration date of October 2, 2016 vest in three equal installments at two, three and four years from the grant date of October 2, 2006. Mr. Lockhart's stock options with an expiration date of February 19, 2017 vest in three installments at one year (23,360 shares), two years (21,090 shares) and three years (19,650 shares) from the grant date of February 19, 2007. In the event of the death of the optionee, all outstanding options will be exercisable by the beneficiary for a minimum of one year from the date of death without regard to the stated option expiration date.

(2)	The shares vest in three equal installments at two, three and four years from the grant date of October 2, 2006.
(3)	As required by the SEC, the 2007 year-end closing market price of the Company's common stock was used to determine the values shown in this column.
(4)	The target is 37,900 shares with a maximum of 56,850 shares.

OPTION EXERCISES AND STOCK VESTED

None of the Company's named executive officers exercised any stock options, stock appreciation rights or similar instruments nor did they acquire stock awards, restricted stock units or similar instruments on vesting during the fiscal year ended December 31, 2007.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan and the nonqualified Retirement Benefit Equity Plan as of December 31, 2007. The amounts were determined using the same interest rate and mortality rate assumptions used in the Company's Consolidated Financial Statements. Information regarding the Retirement Income Plan and Retirement Benefit Equity Plan can be found in Note 18 to the Company's Consolidated Financial Statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
M. D. Lockhart (1)	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	7.4	$746,531	0
	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	19.8	4,582,171	0
F. N. Grasberger	Not eligible
S. J. Senkowski	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	34.6	$1,561,259	0
	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	34.6	3,051,842	0
J. N. Rigas (2)	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	8.8	$1,129,668	0
	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	25.8	523,955	0
F. J. Ready	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	24.5	$875,709	0
	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	24.5	338,303	0

(1)

Under the terms of his Employment Agreement, Mr. Lockhart receives two years of service credit for every one year of actual service toward the calculation of his pension benefits under the Retirement Benefit Equity Plan. He was granted five additional years of service credit in 2005.

(2)

Mr. Rigas' years of service include 17 years credit for prior service awarded to him upon his employment with Armstrong. The Armstrong retirement benefit for Mr. Rigas will be reduced by the value of any defined benefit pension payable by his previous employer for the respective period of the prior service credit.

All of the named executive officers (excluding Mr. Grasberger) participate in the Company’s qualified defined benefit pension plan, the Retirement Income Plan (RIP), as do other Armstrong salaried employees. An unfunded, nonqualified defined benefit pension plan, the Retirement Benefit Equity Plan (RBEP), has been established to pay any benefit which cannot be paid under the qualified RIP by reason of Internal Revenue Code limitations. All pension benefits are paid by the Company. The pension plans were closed to new salaried participants effective January 1, 2005. Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.

In addition, Messrs. Senkowski, Rigas and Ready may qualify for an additional annuity payment under the ESOP Pension Account (EPA) to the extent such benefit can be paid under the qualified pension plan. The EPA was established in 2000 to restore a portion of the value lost by a broad group of employees who had purchased shares of Company stock and received Company contributions of additional shares which were intended to help fund the cost of their retiree health care coverage. The starting EPA balance was determined by multiplying the number of ESOP shares held by the participant by $47.75 which was the guaranteed value of the original ESOP convertible preferred shares. The EPA is credited with interest annually using the November 30-year Treasury bond rate. Interest is credited up to the date the participant commences regular pension benefits under the RIP.

Participants in the defined benefit pension plan may retire as early as age 55 provided the participant is vested under the plan. Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year. Normal retirement date is the first of the month nearest the participant’s 65th birthday. Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65. An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and Total Service totals 90 points (Rule of 90). The unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006. Employees receive credit for post-March 1, 2006 age and service for Rule of 90 eligibility. The Present Value of Accumulated Benefit shown for Messrs. Senkowski, Rigas and Ready reflect the actuarial value of their respective Rule of 90 pension benefits.

The normal form of benefit payment is a monthly annuity. Except for payments having a lump sum present value of $10,000 or less under the qualified plan, no lump sum payments are permitted. Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans. The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment. The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•	the participant’s Average Final Compensation (AFC) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment

•	the participant’s number of years of Total Service (credited years of employment with the Company) used to calculate the pension amount

•

the participant’s Adjusted Covered Compensation (ACC) which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit

The unreduced annual life annuity pension is the sum of the following four calculations each of which shall not be less than zero.

•	AFC x 0.009 x Total Service to a maximum of 35 years

•	(AFC – ACC) x 0.005 x Total Service to 35 years

•	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years

•	AFC x 0.012 x Total Service over 35 years

To the extent the participant is eligible for an EPA pension benefit that can be paid from the qualified pension plan (RIP), all or the allowable portion of the calculated EPA annuity will be added to the regular pension amount. EPA annuity amounts that cannot be paid from the qualified plan are forfeited.

Special provisions apply if the qualified pension plan is terminated within five years following an Extraordinary Event, as this item is defined in the RIP. In that event, plan liabilities will first be satisfied; then, remaining plan assets will be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. All of the named executive officers except for Mr. Grasberger would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rate used to value benefit obligations equals 5.85%

•	RP2000CH Mortality Table projected to 2008

•	EPA interest rate of 4.69%

•	1994 GAR (RR 2001-62) Mortality Table for EPA annuity conversion

•	Retirement at age 65 or Rule of 90 eligibility as specified

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the executive contributions, earnings and account balances for the named executive officers who participate in the Company’s nonqualified deferred compensation plans.

Name	Executive Contributions in 2007 ($) (1)	Registrant Contributions in 2007 ($) (2)	Aggregate Earnings in 2007 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/07 ($)
M. D. Lockhart	Does not participate
F. N. Grasberger	$48,680	$36,510	$3,706	$0	$217,149
S. J. Senkowski	Does not participate
J. N. Rigas	Does not participate
F. J. Ready	$0	$0	$601	$0	$3,378

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(2)	The amount in this column is also reported in the All Other Compensation column of the Summary Compensation Table.

Armstrong maintains two nonqualified deferred compensation plans that apply to certain of the Company’s named executive officers. The Armstrong Deferred Compensation Plan, which was established in 1985, was closed to new deferrals of base salary and annual incentive compensation starting in 2001. The plan is partially funded with Company-owned life insurance policies held in a grantor trust. These policies were purchased by the Company prior to 1996. Mr. Ready is the only named executive officer participant in this plan. Participants may transfer account balances between any of the plan’s available phantom investment options.

Investment Option	2007 Return
Fidelity Magellan Fund	18.83%
Fidelity OTC Portfolio Fund	26.14%
Fidelity Asset Manager Fund	6.33%
Spartan U.S. Equity Index Fund	5.43%
Moody’s Average Corporate Bond Yield	6.22%

The normal form of payout is a 15-year annuity with monthly payments starting on a post-employment date selected by the participant (minimum age 55) but in no event commencing later than the participant’s 65th birthday. Requests for single sum payments are subject to approval by the Company.

If a participant resigns or is discharged for willful, deliberate or gross misconduct, the participant may be paid a single sum amount equal to 94% of the account balance (subject to Company approval) and would forfeit the remaining account balance. If a participant dies before commencing annuity payments, a survivor benefit will be paid to the participant’s designated beneficiary (or estate) as a ten-year annuity. The present value of the survivor benefit is the greater of the participant’s account balance or an amount equal to three times the participant’s actual deferrals. If the participant dies after commencing annuity payments, the remaining payments will be made to the participant’s designated beneficiary or estate.

As explained under the Pension Benefits section, the Company’s defined benefit pension plans were closed to new salaried participants effective January 1, 2005. Salaried employees hired on or after January 1, 2005, including Mr. Grasberger, are eligible to participate in a 401(k) savings plan with an enhanced Company match. Armstrong matches 100% on the first 4% of employee contributions and 50% of the next 4% of employee contributions in the enhanced plan. The Armstrong Nonqualified Deferred Compensation Plan was established to provide similar 401(k) benefits as it applies to eligible managers whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year. For 2007, the eligible earnings limit was $193,750. A participant may elect to defer up to 8% of eligible base salary earnings and up to 8% of eligible annual incentive earnings. The Company matching contribution will be the same as that provided under the qualified 401(k) savings plan with the enhanced Company match. Mr. Grasberger is the only named executive officer participant in this unfunded, nonqualified plan. Participants may transfer account balances between any of the plan’s available phantom investment options listed below on a daily basis.

Investment Option	2007 Return
Davis New York Venture Fund	5.24%
Fidelity Capital Appreciation Fund	6.86%
Fidelity Diversified International Fund	16.03%
Fidelity Equity Income Fund	1.40%
Fidelity Intermediate Bond Fund	3.96%
Fidelity Low-Priced Stock Fund	3.16%
Fidelity Managed Income Portfolio II	4.68%
Fidelity OTC Portfolio	26.14%
Goldman Sachs Mid Cap Value Fund	3.35%
Morgan Stanley Institutional Global Value Equity Portfolio	6.65%
Morgan Stanley Institutional Value Portfolio	-2.12%
Neuberger Berman Fasciano Fund	0.25%
Rainier Small / Mid Cap Equity Portfolio	21.76%
Spartan U.S. Equity Index Fund	5.43%

Fidelity Freedom Funds

Fund	2007 Return	Fund	2007 Return
Income	4.83%	2030	9.27%
2010	7.43%	2035	9.27%
2015	7.82%	2040	9.31%
2020	8.54%	2045	9.50%
2025	8.64%	2050	9.77%

Participants become 100% vested in the Company match account after completing three years of continuous employment having worked at least 1,000 hours in each year.

Except in the case of an unforeseeable emergency or having reached age 70, no in service distributions are permitted. Participants can elect to receive plan benefits as a single lump sum or in 120 monthly installments commencing on the date of the participant’s termination of employment. All elections must comply with the Internal Revenue Code requirements. If the total account value is less than $10,000, the entire account balance will be paid as a single sum at the time of termination. In the event of a participant’s death, the remaining payments shall be paid to the participant’s designated beneficiary or estate.

The Company reserves the right to cause the participant to forfeit or require repayment of the Company match benefits where the participant is discharged for willful, deliberate of gross misconduct or where the participant has engaged in conduct that is injurious to the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the Company’s plans and arrangements to which the named executive officers would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination. The amounts shown assume that such termination was effective December 31, 2007 and that no Change in Control under the executive’s Change in Control Agreement has occurred, apart from the Company’s emergence from Chapter 11 on October 2, 2006. In accordance with SEC instructions, Company stock is valued at the December 31, 2007 closing price.

Each of the named executive officers who participate in the Company’s Pension Benefits and/or Nonqualified Deferred Compensation plans are eligible for the benefits shown in the accompanying tables and related narrative disclosures.

M. D. Lockhart

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$2,500,000	$2,500,000	$7,500,000	$7,500,000
Vacation Pay	—	—	56,390	56,390	—	—
Savings Plan	—	—	7,750	7,750	—	—
Pension Accrual	—	—	322,754	322,754	—	—
Health & Welfare Benefit Continuation	—	—	2,160	2,160	91,050	91,050
Outplacement Support	—	—	14,000	14,000	30,000	30,000
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	2,280,254	2,280,254
Restricted Stock	—	—	3,008,250	3,008,250	3,008,250	3,008,250
Stock Options	—	—	380,250	380,250	380,250	380,250
Change in Control Lump Sum Retirement Payment	—	—	—	—	4,152,030	6,453,030
Excise Taxes & Gross-Up	—	—	—	—	6,466,170	7,637,230

Total	—	—	$6,291,554	$6,291,554	$23,908,004	$27,380,064

F. N. Grasberger

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$485,000	$485,000	$2,418,000	Not Applicable
Health and Welfare Continuation	—	—	3,100	3,100	79,130
Outplacement Support	—	—	14,000	14,000	30,000
Accelerated Long-Term Incentives
Restricted Stock	—	—	—	1,660,554	1,660,554
Stock Options	—	—	—	209,898	209,898
Excise Taxes & Gross-Up	—	—	—	—	1,282,750

Total	—	—	$502,100	$2,372,552	$5,680,332

S. J. Senkowski

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$590,000	$590,000	$3,135,000	$3,135,000
Health & Welfare Benefit Continuation	—	—	—	—	72,130	72,130
Outplacement Support	—	—	14,000	14,000	30,000	30,000
Accelerated Long-Term Incentives
Restricted Stock	—	—	—	2,214,072	2,214,072	2,214,072
Stock Options	—	—	—	279,864	279,864	279,864
Change in Control Lump Sum Retirement Payment	—	—	—	—	1,650,260	2,418,900
Excise Taxes & Gross-Up	—	—	—	—	2,485,540	2,875,810

Total	—	—	$604,000	$3,097,936	$9,866,866	$11,025,776

J. N. Rigas

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$394,000	$394,000	$1,842,000	$1,842,000
Health & Welfare Benefit Continuation	—	—	—	—	89,030	89,030
Outplacement Support	—	—	14,000	14,000	30,000	30,000
Accelerated Long-Term Incentives
Restricted Stock	—	—	—	1,107,036	1,107,036	1,107,036
Stock Options	—	—	—	139,932	139,932	139,932
Change in Control Lump Sum Retirement Payment	—	—	—	—	565,990	568,430
Excise Taxes & Gross-Up	—	—	—	—	1,130,230	1,131,470

Total	—	—	$408,000	$1,654,968	$4,904,218	$4,907,898

F. J. Ready

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$374,600	$374,600	$1,836,000	Not Applicable
Health & Welfare Benefit Continuation	—	—	—	—	71,460
Outplacement Support	—	—	14,000	14,000	30,000
Accelerated Long-Term Incentives
Restricted Stock	—	—	—	1,107,036	1,107,036
Stock Options	—	—	—	139,932	139,932
Change in Control Lump Sum Retirement Payment	—	—	—	—	197,500
Excise Taxes & Gross-Up	—	—	—	—	1,033,350

Total	—	—	$388,600	$1,635,568	$4,415,278

Resignation or Involuntary Termination for Cause

No incremental benefits are provided to any of the named executive officers in the event of a voluntary resignation or an involuntary termination for Cause. Cause is defined as (i) the willful and continued failure by the executive to substantially perform the executive’s duties after a written demand for substantial performance is delivered to the executive by the Board of Directors, or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company, or (iii) the executive’s conviction of any felony.

Involuntary Termination without Cause

Effective October 2, 2006, a Change in Control (CIC) occurred under the terms of the CIC agreements for Messrs. Lockhart, Senkowski, Rigas and Ready by reason of the Company’s emergence from Chapter 11 reorganization. As a result, an involuntary termination without Cause or a termination for Good Reason effective December 31, 2007 involving Messrs. Lockhart, Senkowski, Rigas or Ready would trigger the payment of the amounts shown in the Change in Control without Pension Enhancements column.

The following discussion assumes that a subsequent CIC or a Potential CIC has not yet occurred. In the event a named executive officer (other than Mr. Lockhart) is involuntarily terminated for reasons other than Cause, the executive will be eligible for a lump sum cash severance benefit. The normal severance payment is provided under the terms of the Severance Pay Plan for Salaried Employees of Armstrong. A salaried employee is eligible for severance pay if the employee is terminated and an exclusion does not apply. The employee is not eligible for severance pay if the reason for termination is any one of the following:

(i) voluntary separation

(ii) the employee accepts employment with a successor organization in connection with the sale of a plant, unit, division or subsidiary

(iii) the employee rejects the Company’s offer of a position in the same geographic area at a base salary of at least 90% of the employee’s current salary

(iv) misconduct

(v) unsatisfactory performance unless otherwise approved by the Severance Pay Committee

Severance benefits will be offset by payments made under individual change in control or employment agreements.

The schedule of benefits for executive participants provides two weeks of base salary severance per year of credited service with a minimum of eight weeks and a maximum of 52 weeks. Mr. Grasberger was provided with a minimum severance benefit of 52 weeks base salary as part of his initial employment offer. Mr. Rigas was credited with 20 years of prior service credit for severance determination purposes when he joined Armstrong. The Severance Pay Committee reserves the right to depart from the severance pay schedule where factors justify an upward or downward adjustment in the level of benefits. In no event may the severance payment exceed two times the participant’s annual compensation.

In the event of involuntary termination where severance applies, all salaried employees are eligible for continuation of health care and life insurance benefits at active employee premium contributions for a period of six months unless the employee is eligible for and elects retiree health care coverage. Mr. Grasberger is eligible for twelve months of benefit continuation under the terms of his employment offer. In addition, senior executives are eligible for twelve months of executive outplacement support provided by an outside service provider.

Under the terms of Mr. Lockhart’s Employment Agreement, he is eligible for a lump sum severance payment in the event of his termination for Good Reason or termination by the Company for any reason other than Cause, death or a disability of six months. The lump sum severance amount is equal to the sum of his annual base salary and the highest annual incentive award paid in the three years preceding the date of termination or his target annual incentive. Mr. Lockhart is also eligible to continue his participation in all employee benefit plans for the remaining term of his Employment Agreement or until comparable benefits are obtained from a subsequent employer during this time period. Mr. Lockhart’s involuntary termination without Cause would be considered a termination for Good Reason as it applies to accelerated vesting of his outstanding restricted stock awards and unvested stock options.

Mr. Lockhart’s Employment Agreement specifies that he shall not during or after the term of the agreement disclose any confidential Company information that is not generally known or available to the public without prior written consent of the Company. Except as permitted by the Company with prior written consent, Mr. Lockhart shall not, for a period of 24 months following his termination of employment, directly or indirectly own, enter into the employ of or render any services to any person, firm or corporation within the United States or any foreign country in which the Company is doing or contemplating doing business on the date of termination which is a competitor of the Company. He shall not approach or solicit any customer in respect of any service or product supplied by the Company or solicit the services of any director, executive officer or employee of the Company. These noncompete and nonsolicitation provisions terminate in the event Mr. Lockhart receives severance payments under his Change in Control Agreement.

Termination for Good Reason

Under the terms of the long-term incentive grants made in 2006, in the event a named executive officer terminates for Good Reason, all outstanding restricted stock awards and unvested stock options will automatically vest. If Mr. Lockhart terminates for Good Reason after December 31, 2007, (1) his 2007 stock options will automatically vest and (2) he will be eligible for a pro-rated payment under his 2007 performance restricted share grant based on the length of his employment over the three-year performance period. The performance restricted share payment will be determined using the actual financial results measured over the three-year performance period. Termination for Good Reason is as defined in each executive’s Individual Change in Control Agreement and includes any one of the following events:

(i) the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities

(ii) a reduction by the Company in the executive’s annual base salary

(iii) the relocation of the executive’s place of employment by more than 50 miles (30 miles in the case of Mr. Lockhart) unless such relocation is closer to the executive’s principal residence, or the Company requiring the executive to be based anywhere other than such principal place of employment except for required business travel to an extent substantially consistent with present travel obligations

(iv) failure by the Company to pay to the executive any portion of the executive’s current compensation

(v) failure by the Company to continue in effect any compensation or benefit plan in which the executive participates immediately prior to a Change in Control which is material to the executive’s total compensation unless an equitable arrangement has been made

In addition, termination for Good Reason includes an election by any of the named executive officers to terminate employment during the thirty-day period beginning twelve months following a qualifying Change in Control.

Change in Control

The Company has entered into Change in Control (CIC) Agreements with twelve senior executives including the named executive officers. These agreements provide severance benefits in the event of a termination of employment following a CIC of Armstrong. The purpose of the agreements is to foster stability among this group of executives in the face of a possible CIC. The agreements have an automatic one-year renewal feature, meaning the agreements continue in effect unless (i) either the executive or the Company elects not to extend the agreement or (ii) an actual CIC occurs. If a CIC occurs, the agreement continues in effect for 36 months beyond the month in which the CIC occurs. For each of Messrs. Lockhart, Senkowski, Rigas and Ready, their CIC agreements will continue in effect until October 31, 2009. Under its terms, Mr. Grasberger’s CIC agreement currently extends to September 30, 2010 and continues to be subject to the one-year renewal feature.

Under the CIC Agreements, a CIC includes any one of the following events:

(i)	acquisition by a person (excluding certain qualified owners) of beneficial ownership of 20% or more of Armstrong’s common stock

(ii)	a change in the composition of Armstrong’s Board of Directors so that existing Board members and their approved successors do not constitute a majority of the Board

(iii)	consummation of a merger or consolidation of Armstrong unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold 66 2/3% or more of the voting securities of the resulting entity

(iv)	shareholder approval of a liquidation or dissolution of Armstrong or sale of substantially all of Armstrong’s assets

CIC severance benefits are payable if the executive is involuntarily terminated or terminates employment for Good Reason within three years following a CIC. For the named executive officers except for Mr. Grasberger, Armstrong’s emergence from Chapter 11 on October 2, 2006 represented a CIC. For each of the named executive officers, the agreement includes a provision where the executive may choose to terminate employment during the thirty-day period beginning twelve months following a qualifying Change in Control and receive the severance benefits (the “modified single trigger” provision). The qualifying Change in Control must meet the definitions in (ii) and (iii) shown above. In approving Armstrong’s assumption of these CIC agreements, the Bankruptcy Court modified the agreements such that any transaction which is effected by the Armstrong Asbestos Personal Injury Settlement Trust would not qualify as a CIC for purposes of the modified single-trigger provision.

Severance benefits for the named executive officers, which are payable in the event of the executive’s termination following a CIC, include:

(i)	a lump sum cash severance payment equal to three times the sum of the executive’s annual base salary and the higher of the executive’s highest annual bonus earned in the three years prior to termination or prior to the CIC (in Mr. Lockhart’s agreement, his annual target bonus will be used if it is higher than the actual bonus earned)

(ii)	a lump sum payment of the portion of the executive’s annual target bonus applicable to the year of termination calculated by multiplying the target bonus by the fraction obtained by dividing the number of full and partial months completed during such uncompleted performance award period by twelve

(iii)	three additional years of age and service credit for the purpose of calculating pension benefits where the incremental actuarial present value is paid as a lump sum cash payment

(iv)	continuation of life, disability, accident and health insurance benefits at active employee contributions for three years following termination which shall be reduced to the extent comparable benefits are made available to the executive by a subsequent employer without cost

(v)	eligibility for post-retirement health care and life insurance benefits had the executive terminated employment during the period of three years after the actual date of termination

(vi)	payment for unused vacation which would have been earned had the executive continued employment through December 31 of the year of termination

(vii)	Company payment of reasonable fees for executive outplacement support for up to three years where the cost shall not exceed 20% of the executive’s annual base salary at the time of the CIC

(viii)	full reimbursement for the payment of any applicable excise taxes including tax gross-up under Section 4999 of the Internal Revenue Code

(ix)	payment of legal fees incurred in connection with a good faith dispute involving the CIC agreement

Under the terms of the CIC agreements, certain stock-based benefits are accelerated upon the occurrence of a CIC. This includes accelerated vesting of all unvested stock options and unvested restricted stock awards. All unearned performance restricted shares held by the executive shall be deemed to have been earned to the maximum extent permitted under the stock plan and shall become free of restrictions.

The tables above refer to a Change in Control with and without Pension Enhancements. The Pension Enhancements relate to CIC benefits that were part of the Company’s defined benefit pension plan prior to plan amendments that suspended these benefits effective March 1, 2004 to the extent legally permitted. The Pension Enhancements provided for five years of additional service for benefit determination, immediate payments with no actuarial reduction and a Social Security bridge payable to age 62 for employees who would be involuntarily terminated within two years following a CIC of the Company. Eligibility requirements were age 50 and either 10 years or 15 years of Company service depending on the enhancement.

Notwithstanding the Company’s amendments to freeze the accrued benefit enhancements under the qualified pension plan and eliminate past and future benefit enhancements under the nonqualified pension plan, the Company would be required to include such enhancements in the calculation of the CIC Lump Sum Retirement Payment for certain of the named executive officers. This would occur for a CIC of AWI which has not been approved by a majority of disinterested directors or where a person acquires beneficial ownership of 28% or more of the outstanding AWI common stock and within five years thereafter, disinterested directors no longer constitute a majority of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each member of the Management Development and Compensation Committee during 2007 was an independent director, and none of them were Armstrong employees or former employees. During 2007, none of our named executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer served on the Management Development and Compensation Committee or Board of Directors of the Company.

COMPENSATION OF DIRECTORS

Armstrong World Industries, Inc. does not separately compensate directors who are employees for services as a director. In 2007, the Company paid directors who are not employees an annual retainer of $155,000, comprised of $70,000 cash plus an award of phantom stock units (which each have the same value as a share of Company stock) valued at $85,000 in accordance with the 2006 Phantom Stock Unit Plan adopted by the Company effective October 23, 2006. The phantom stock units (the “Units”) vest on the one-year anniversary of the award or, if earlier, the date of a change in control event, contingent upon the director’s continued service through such date. The Units are payable in cash six months following the director’s separation from service or, if earlier, upon the occurrence of certain change in control events. All Units, whether or not vested, are forfeited if the director is removed for cause, and unvested Units are forfeited if the director terminates service for any reason prior to vesting.

Under the terms of the 2006 Phantom Stock Unit Plan, each non-employee director received an initial grant and annual (or pro-rated as appropriate) grants covering the period from October 2006 through September 2007 and for the period October 2007 through September 2008. The October 2007 grant for each non-employee director was for 2,125 units under the Plan.

In accordance with the Company’s Corporate Governance Principles, each director must acquire and then hold until 6 months following the end of his/her service, phantom units and/or shares of Company stock equal in value to three times the annual director’s retainer at the time they join the Board. Directors endeavor to reach that level of ownership within five years of joining the Board.

The Lead Director and the Audit Committee Chair each receive an additional annual retainer of $20,000. The Management Development and Compensation Committee Chair and the Nominating and Governance Committee Chair each receive an additional annual retainer of $10,000. Directors who are not employees are paid $2,500 per day ($1,250 for a partial day) plus reasonable expenses for special assignments in connection with Board activities. Cash payments are made quarterly in arrears. The annual award of restricted stock/phantom stock units was made in one installment in October 2007. Cash payments and restricted stock/phantom stock unit grants for new directors are pro-rated for the service period.

Other benefits for non-employee directors include: annual physical exam expenses reimbursed up to $2,000; travel accident insurance; participation in the Armstrong Foundation (a non-profit organization independent of the Company) Higher Education Gift-Matching Program; the Company’s Employee Purchase Programs; and participation in the “compassionate use” provision of the Company’s Aircraft Operation Policy. In 2007, two directors participated in the Higher Education Gift-Matching Program.

Armstrong has entered into indemnity agreements with each member of its Board of Directors. The agreements generally provide that, if the director becomes involved in a claim (as defined in the agreement) by reason of an indemnifiable event (as defined in the agreement), the Company will indemnify the director as provided in the agreement. Specific terms and conditions are set forth in the individual indemnity agreements, which are included as exhibits to the Company’s 10-K report.

Board of Director compensation is determined after reference to competitive market practice, both in setting the overall value of compensation and the mix of cash and equity. Compensation is evaluated against that of similarly-sized companies in comparable industries and is provided through a combination of annual retainers and equity grants in the form of stock units. This level of compensation supports the Company’s ability to attract directors with suitable backgrounds and experiences.

Directors do not receive payment for attending meetings. When spouses of directors are invited to attend functions of the Board, the Company pays for their travel-related expenses. The payment of a director’s spousal expenses is considered imputed income to the director, and the Company makes a gross-up payment to each such director to cover the tax liability for the imputed income associated with such spousal expenses.

2007 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3) (4) (5)	All Other Compensation ($)	Total ($)
James J. Gaffney	80,000	(6)	154,028	417	234,446
Robert C. Garland	70,000		154,028	447	224,475
Judith R. Haberkorn	100,000	(7)	154,028		254,028
James J. O’Connor	58,917	(8)	113,244		172,161
Russell F. Peppet	70,000		154,028	289	224,317
Arthur J. Pergament	70,000		154,028		224,028
John J. Roberts	90,000	(9)	154,028	726	244,755
Alexander M. Sanders, Jr.	70,000		154,028	324	224,352

(1)	Mr. Lockhart is not listed in the table because the Company does not compensate directors who are employees for services as a director.
(2)	Includes the annual cash retainer payment of $70,000 and retainers for committee chairs and the Lead Director.
(3)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of the phantom stock units granted in 2006 and 2007, in accordance with FAS 123(R).

(4)

On October 22, 2007 pursuant to the 2006 Director Phantom Stock Unit Plan, each outside director was awarded 2,125 stock units; the number of units equal to (i) $85,000 divided by (ii) the fair market value of the common stock on the date of the award ($40.00), rounded to the next highest whole number. When he joined the Board on February 27, 2007, Mr. O’Connor received a commencement award of 6000 units under the 2006 Director Phantom Stock Unit Plan and a pro-rated annual award of 963 units. The units vest on the one-year anniversary of the award or, if earlier, the date of a change in control event, contingent upon the director’s continued service through such date.

(5)

As of December 31, 2007, each of Ms. Haberkorn and Messrs. Gaffney, Garland, Peppet, Pergament, Roberts and Sanders held an aggregate of 10,308 units under the Phantom Stock Unit Plan. Phantom Stock Unit grants are pro-rated for the service period. Mr. O’Connor, who joined the Board March 27, 2007, holds 9,088 units.

(6)	Includes an annual payment of $10,000 as a special retainer for Mr. Gaffney as Chair of the Nominating and Governance Committee.
(7)

Includes an annual payment of $20,000 as a special retainer for Ms. Haberkorn as Lead Director and an annual payment of $10,000 as a special retainer for Ms. Haberkorn as Chair of the Management Development and Compensation Committee.

(8)	Cash payments are pro-rated for the service period. Mr. O’Connor joined the Board on February 27, 2007.
(9)	Includes an annual payment of $20,000 as a special retainer for Mr. Roberts as Chair of the Audit Committee.

PROPOSAL 2

RATIFICATION OF AUDITORS

Subject to ratification by the shareholders, the independent registered public accounting firm of KPMG LLP was appointed by the Audit Committee to serve as independent auditors of Armstrong and its subsidiaries for 2008.

Pursuant to the recommendation of the Audit Committee, the Board of Directors recommends that shareholders ratify the selection by the Audit Committee of KPMG LLP to conduct an audit of Armstrong and its subsidiaries for 2008. The Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Whether or not the appointment of KPMG LLP is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. This is consistent with the responsibilities of the Audit Committee as outlined in its charter.

Representatives of KPMG LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.

The affirmative vote of a majority of those votes cast at the meeting is required to ratify the selection of KPMG LLP.

The Board of Directors recommends that shareholders vote FOR this proposal.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Pre-Approval of Services Provided by Auditors

As discussed above, Audit Committee policy requires its prior approval of services to be provided by the auditors. Authority to approve services is delegated to the Audit Committee Chair, provided that the Chair is held by a director who is “independent” within the meaning of the Sarbanes-Oxley Act and that all such pre-approvals are presented to the Audit Committee at its next regularly scheduled meeting.

Fees Paid to KPMG

The following table presents fees for professional audit services rendered by KPMG LLP, for the audit of Armstrong’s annual consolidated financial statements for 2007 and 2006, and fees billed for other services rendered by KPMG LLP. All fees in 2007 and 2006 were pre-approved by the Audit Committee.

	(amounts in thousands)
	2007	2006
Audit Fees (1)	$5,645	$6,555
Audit Related Fees (2)	470	580

Audit and Audit Related Fees	6,115	7,135
Tax Fees (3)	1,680	2,325
All Other Fees (4)	—	127

Total Fees	$7,795	$9,587

(1)

Audit Fees are for services rendered in connection with the audit of Armstrong’s consolidated financial statements as of and for the year, for which a portion of the billings occurred the following year. Audit fees were also incurred for reviews of consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings. The 2007 fees also include an audit of internal controls over financial reporting as of December 31, 2007, which was not required in 2006.

(2)

Audit Related Fees consisted principally of fees for audits of financial statements of certain employee benefit plans, accounting research assistance on technical topics, assistance with international financial reporting standards at some non-U.S. locations and other matters with respect to non-U.S. statutory financial statements.

(3)	Tax Fees consisted of fees for tax consultation and tax compliance services.
(4)	All Other Fees consist primarily of fees for Bankruptcy Court fee application preparation in 2006.

The Armstrong Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence, and has concluded that KPMG LLP was and is independent of the Company in all respects.

PROPOSAL 3

APPROVAL OF THE 2008 DIRECTORS STOCK UNIT PLAN

On April 11, 2008, the Board of Directors, upon recommendation of the Nominating and Governance Committee, adopted the 2008 Directors Stock Unit Plan (the “2008 Directors Stock Unit Plan” or simply the “2008 Plan”), subject to approval of shareholders. A copy of the 2008 Plan is attached as Appendix A.

The 2008 Plan is intended to replace the 2006 Director’s Phantom Stock Unit Plan adopted in October 2006 (the “2006 Director Phantom Unit Plan” or simply the “2006 Plan”). Further use of the 2006 Plan for grants will be discontinued upon shareholder approval of the 2008 Plan. The main difference between the 2006 Plan and the proposed 2008 Plan is the manner in which the units are paid. Under the 2006 Plan, each unit is paid in cash equal to the market value of one share of Armstrong common stock. Under the 2008 Plan, each unit will be paid in one share of stock instead.

The 2008 Plan provides for the issuance to non-employee directors of up to 300,000 shares of the Company’s common stock through October 2017. Currently, there are eight non-employee directors who would be eligible to receive grants under the 2008 Plan. No awards will be made under the 2008 Plan unless and until it is approved by shareholders.

Purposes

The 2008 Plan is intended to align the interests of directors with those of shareholders by increasing directors’ economic stake in the Company’s growth and success.

The 2006 Director Phantom Unit Plan was adopted by the Board following the Company’s emergence from Chapter 11 in October 2006. The Board wished to provide for payment of the majority of its compensation in a form that would link director compensation to the performance of the Company’s common stock. However, adoption of a plan that paid out actual Company stock would have required shareholder approval under stock exchange rules. Under the Company’s Plan of Reorganization, no shareholder meeting was planned until this year. The expense and time involved in calling a special meeting to seek shareholder approval was avoided by adopting the 2006 Plan instead. The 2006 Plan pays out cash, not stock of the Company. By contract, the amount of cash to be paid for each 2006 unit equals the value of the Company’s common stock on the payment date.

As noted above, instead of cash, the 2008 Plan will pay out one share of Company common stock for each unit. Based on the use of Company stock, the 2008 Directors Stock Unit Plan requires shareholder approval under New York Stock Exchange rules.

In both the 2006 Plan and the 2008 Plan, the directors have no voting rights by virtue of the units they hold. Only after a 2008 unit is paid out in a share of stock will the recipient of a grant have voting rights related to that share.

Summary of the 2008 Directors Stock Unit Plan

The following general description of material features of the 2008 Plan is qualified in its entirety by reference to the Plan’s provisions as set forth in Appendix A.

Most provisions of the 2008 Plan are substantially the same as those of the 2006 Plan. The material differences are:

•	The 2008 Plan will pay out one share of common stock of the Company for each 2008 unit instead of cash equal in value to one share of such stock for each 2006 unit.

•	Like the 2006 units, 2008 units will vest after one year of service or upon a Change in Control. However, 2008 units will also vest upon death or total and permanent disability of a director.

•

Cash equivalents of dividends paid on common stock will be paid on 2008 units at the same time that the corresponding dividends are paid, instead of being deferred until 6 months after the director leaves the Board under 2006 units.

Like the 2006 Plan, eligibility is restricted to non-employee directors. Also like the 2006 Plan, the proposed 2008 Plan provides that the units awarded will vest and become payable upon a Change in Control of the Company. The definition of Change in Control is the same in the 2008 Plan as in the 2006 Plan and means any event described in any of the following four paragraphs (where “Corporation” means the Company):

“(a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

“(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

“(c) There is consummated a merger or consolidation of the Corporation (including a triangular merger to which the Corporation is a party) with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its subsidiaries) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or

“(d) The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.”

Benefits Under the 2008 Plan

The number and value of units to be awarded under the 2008 Plan cannot be determined at this time. The 2008 Plan allows the Board to award annual and discretionary grants of units. The annual grants, made each October, are specified to be equal in value to 55% of the annual Board retainer (the amount of which is subject to change) which is approximately the percentage of the 2006 and 2007 annual board retainers paid in units under the 2006 Plan. The value of Armstrong’s common stock, the number of directors, and the amount of the Board’s annual retainer will affect the number of units granted in each annual grant under the 2008 Plan. The 2008 Plan also allows such discretionary grants as the Committee deems appropriate. At this time the only discretionary grants that are anticipated are commencement grants of 6000 units each to new directors who may join the Board, but the Committee has the authority to increase the units subject to commencement grants and make other discretionary grants. There are no limits on discretionary grants. To the extent it is useful to show the practice relative to grants of units under the 2006 Plan, those grants are described below.

Grants Under the 2006 Plan

Under the 2006 Plan, each of the eight non-employee directors received an initial grant of 6,000 units. In October 2006, each of the seven non-employee directors serving at that time received an annual grant of 2,183 units, then equal in value to $85,000. When he joined the Board in February 2007, Mr. O’Connor received a pro-rated annual grant of 963 units then equal in value to $49,583. In October 2007, all eight non-employee directors received a second annual grant of 2,125 units, then equal in value to $85,000. The aggregate of all awards under the 2006 Plan total 81,244 units as set forth below.

	2006 Plan Units Granted
Non-Employee Director Name	In 2006	In 2007
James J. Gaffney	8,183	2,125
Robert C. Garland	8,183	2,125
Judith R. Haberkorn	8,183	2,125
James J. O’Connor	6,963	2,125
Russell F. Peppet	8,183	2,125
Arthur J. Pergament	8,183	2,125
John J. Roberts	8,183	2,125
Alexander M. Sanders, Jr.	8,183	2,125

At the time of the grants in October 2006, the 6,000 unit commencement grants to each of the non-employee directors included in the table above had a value of approximately $234,000, except for Mr. O’Connor, whose 6,000 commencement grant units when he joined the board in February 2007 were valued at about $309,000 at that time. The 2006 and 2007 annual grants included in the table above were valued at $85,000 each, except for Mr. O’Connor, whose 2006 grant was pro-rated for seven months’ service.

Payment Election for 2006 Units – Use of Authorized Shares

A feature of the 2008 Plan allows directors to elect to have the payment obligation to them for each unit under the 2006 Plan satisfied by payment in the same manner as a unit under the proposed 2008 Plan. Following such an election, payment for each unit under the 2006 Plan would be made by one share of Armstrong common stock, just as for a 2008 Plan unit. To the extent directors elect to satisfy 2006 Plan units in this manner, it will eliminate the related liability for cash payment of 2006 Plan units from the Company’s balance sheet. Assuming all units under the 2006 Plan are paid in this manner, 218,756 shares of Armstrong common stock will be available for new grants under the 2008 Plan out of the 300,000 shares proposed to be authorized.

Subject to the number of new non-employee directors who may join the Board, the size of the Board and other factors, the Company currently expects these shares will be sufficient to last for approximately ten years of usage based on practice under the 2006 Plan.

Administration

The 2008 Directors Stock Plan will be administered and interpreted by the Board’s Nominating and Governance Committee (the “Committee”). The Committee will have the authority to determine (i) the non-employee directors to whom grants may be made; (ii) the type, size and other terms and conditions of discretionary grants; (iii) the time when grants will be made and (iv) any other matters arising under the 2008 Plan. The Committee will have full authority to administer and interpret the 2008 Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the 2008 Plan as it deems necessary or advisable.

Shares Reserved for Awards

Subject to anti-dilution adjustments, the number of common shares reserved and available for awards under the 2008 Plan will be set at 300,000. Upon the occurrence of certain corporate events that affect the common stock, including but not limited to stock dividend, stock split, or other reorganization or recapitalization, the Committee will make appropriate adjustments with respect to the number of shares available for grants under the 2008 Plan and the number of units covered by existing grants.

Amendment and Termination

The Board may amend or terminate the 2008 Plan at any time; provided, however, that the Board may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to applicable regulatory requirements, including increasing the number of shares available to be used in grants under the 2008 Plan other than for adjustments as described above. No grants will be made under the 2008 Plan after October 2017 unless the Plan is extended with approval of the shareholders. However, payout of stock on prior grants under the 2008 Plan may be made after that date.

The 2008 Plan has been written to comply with Section 409A of the U.S. Internal Revenue Service Code so as to avoid the adverse tax consequences of not complying with that law. However, if a grant under the 2008 Plan constitutes a deferral of compensation under a nonqualified deferred compensation plan, as such term in defined under Section 409A, it may be modified or cancelled in the discretion of the Committee to comply with the requirements of Section 409A.

The Board of Directors recommends that shareholders vote FOR this proposal.

OTHER MATTERS

The Board of Directors knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

Deadline to propose actions for consideration at the 2009 Annual Meeting of Shareholders or to nominate individuals to serve as directors.

Only nominations and business that are properly brought before an Annual Meeting of Shareholders in accordance with Article II, Sections 4 and 5 of Company Bylaws may be acted upon. You may submit proposals, including director nominations, for consideration at future annual meetings of shareholders as follows:

Shareholder Proposals.

For a shareholder proposal to be considered for inclusion in the our proxy statement for the 2009 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary at our principal executive offices no later than December 29, 2008. The proposal will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

If you intend to present a proposal at our 2009 annual meeting of shareholders, but you do not intend to have it included in our related proxy statement, your proposal must be delivered to the Corporate Secretary of the Company no later than March 25, 2009.

In either case, if the date of our 2009 annual meeting of shareholders is more than 30 calendar days before or after the one-year anniversary of our 2008 Annual Meeting, your proposal must be received by the Corporate Secretary by close of business on the fifteenth day following the day we publicly announce the date of the 2009 annual meeting of shareholders.

Nominations of Director Candidates.

See the discussion under the heading “Nominating and Governance Committee” above. Shareholders may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the candidate’s name, home and business contact information, education, professional experience, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company and a written consent of the recommended candidate of her or his willingness to serve, and his or her holdings of Company securities. Your recommendation should be directed to the Corporate Secretary at the address of our principal offices.

See related information on the Company’s website at Armstrong.com under About Armstrong – Corporate Governance.

Bylaw Provisions.

Article II, Section 4 of our Bylaws permits shareholders to directly nominate directors for election at an annual meeting. If you want to nominate an individual for election to the Company’s Board at the 2009 annual meeting, you must deliver a written notice to the Corporate Secretary by no later than March 25, 2009.

If the date of our 2009 Annual Meeting of Shareholders is more than 30 days before or after the one-year anniversary of our 2008 annual meeting, your nomination must be received by our Corporate Secretary within 15 days after the Company’s public announcement of the meeting date.

Asbestos Personal Injury Settlement Trust Provisions.

Article Sixth (H) of the Company’s Articles of Incorporation provide that, so long as the Armstrong Asbestos Personal Injury Settlement Trust continues to own at least 20% of the outstanding common stock of the Company, it is not subject to the foregoing limitations on nominating directors and proposing matters for action at shareholder meetings prescribed in Article II, Sections 4 and 5 of the Company’s Bylaws.

Obtaining Printed Documents.

If you do not wish to access copies through the Company’s website at Armstrong.com as described above in the paragraph with the heading “Armstrong Corporate Governance – Website Materials and Printed Copies Available” under the section DIRECTOR INFORMATION, you may contact the Company’s Investor Relations group at the address below to request, free of charge, a printed copy of our corporate governance documents discussed in this proxy statement, including our Code of Business Conduct, our Code of Ethics for Financial Professionals, our Corporate Governance Principles, and our Committee Charters among others.

ANNUAL REPORT ON FORM 10-K

Armstrong’s Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements, is being furnished with or prior to this proxy statement. This Report is also available at www.amstock.com/proxyservices/viewmaterials.asp or at www.armstrong.com/http://phx.corporate-ir.net/phoenix.zhtml?c=98651&p=irol-sec. A copy of the report will be mailed to any shareholder or investor upon request. Requests should be addressed to:

Investor Relations

Armstrong World Industries, Inc.

P.O. Box 3001

Lancaster, PA 17604

IMPORTANT NOTICE REGARDING HOUSEHOLDING DELIVERY OF SECURITY HOLDER DOCUMENTS

What is “Householding”?

SEC rules allow us to deliver a single copy of annual reports, proxy and information statements and prospectuses to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This practice, which reduces printing and postage costs, is known as “householding.” The Company can “household” for record shareholders (those who have their stock in accounts at our Transfer Agent, American Stock Transfer and Trust Company). Banks, brokers and other firms can do it for “street name” shareholders who hold their stock in accounts at those firms.

What are the benefits of Householding?

We encourage all shareholders to participate in householding. It reduces duplicate materials received at your household, as well as wasted paper and our cost of preparing and mailing duplicate materials. Householding saves the Company thousands of dollars.

How does Householding Work?

For record shareholders, if you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of those other shareholders at your address), all shareholders who have your last name and live at the same address as you will receive only one copy of our shareholder materials.

We will include in the combined mailing a separate proxy card for each individual shareholder at your address, so each can vote as they wish.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of our future shareholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this document, unless you have previously consented to participation in householding.

Your consent to householding (whether affirmative or implied) will remain in effect until you revoke it (opt out). If you do revoke it, we would resume sending individual copies of shareholder communications to each account holder in your home within 30 days after your revocation.

How Does a Record Shareholder Opt Out of Householding?

If you do not wish to participate in the householding program, please contact American Stock Transfer & Trust Company, at 1-800-937- 5449 to “opt-out” or revoke your consent. If you do so, each primary account holder residing at your address will receive individual copies of our future mailings.

What About Shareholders Holding Shares Through a Bank or Broker?

“Street-name” shareholders, who hold stock in an account at a broker, bank or other firm, must deal with that firm regarding householding. Many firms have householding programs, and we encourage your participation. Such shareholders who wish to receive separate copies of shareholder materials must contact the firm where they have their accounts to implement or opt out of their householding program.

APPENDIX A

Armstrong World Industries Inc. 2008 Directors Stock Unit Plan

Adopted by Armstrong World Industries Board of Directors on April     , 2008

I. Purpose

The purposes of this 2008 Directors Stock Unit Plan (the “Plan”) are to promote the growth and profitability of Armstrong World Industries, Inc. (the “Corporation”) by increasing the mutuality of interests between directors and the shareholders of the Corporation.

II. Definitions

The following terms shall have the meanings shown:

2.1	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.2	“Board” shall mean the Board of Directors of the Corporation.

2.3	“Change in Control Event” shall mean the occurrence of the event set forth in any one of the following paragraphs with respect to the Corporation:

(a)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

(c)	There is consummated a merger or consolidation of the Corporation (including a triangular merger to which the Corporation is a party) with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its subsidiaries) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or

(d)	The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

2.4	“Committee” shall mean the Nominating and Governance Committee of the Board, or any successor committee.

2.5	“Common Stock” shall mean Common Stock of the Corporation.

2.6	“Delivery Date” shall have the meaning set forth in Section 4.4(b).

2.7	“Fair Market Value” shall mean the closing price of the Common Stock on the stock exchange on which the Common Stock is listed on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price on the following day on which there was a sale.

2.8	“Participant” shall mean a non-employee director to whom Units are granted under the Plan.

2.9	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (v) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-1(b) of the Exchange Act, which Schedule indicates beneficial ownership of 15% or more of the outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities.

2.10	“Unit” shall mean a right granted by the Committee pursuant to Section 4.1 to receive one share of Common Stock as of a specified date, which right may be made conditional upon the occurrence or nonoccurrence of other specified events as herein provided.

III. General

3.1	Administration. The Plan may be administered by the Board or, if delegated, to the Committee. Administration shall be delegable to the extent provided by law. If authority is delegated to the Committee, the following provisions would apply:

(a)	Each member of the Committee shall at the time of any action under the Plan be a “disinterested person” as then defined under Rule 16b-3 under the Exchange Act or any successor rule.

(b)	The Committee shall have the authority in its sole discretion from time to time: (i) to make discretionary grants of Units to eligible directors as provided herein; (ii) to prescribe such terms, conditions, limitations and restrictions, not inconsistent with the Plan, applicable to any grant as deemed appropriate; and (iii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(c)	All such actions shall be final, conclusive and binding upon the Participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant thereunder.

3.2	Eligibility. A grant of Units under the Plan may be made to any non-employee director of the Corporation.

3.3	Aggregate Limit on Grants. The aggregate number of shares of Common Stock which may be issued in connection with Units granted under the Plan shall not exceed 300,000 shares, subject to adjustments pursuant to Sections 5.4 and 5.5. Shares subject to grants under this Plan may either be authorized but unissued shares or previously issued shares that have been reacquired by the Corporation. Shares authorized under the Plan may be used to satisfy obligations of the Corporation for units granted under the 2006 Phantom Stock Unit Plan based upon election by Participants holding such units.

3.4	Election to Satisfy Units under the 2006 Plan. Participants who hold units granted under the 2006 Phantom Stock Unit Plan may elect to have the Corporation satisfy its payment obligations in respect of such units in the same manner in which the Corporation satisfies its payment obligations for units granted under this Plan, e.g., by delivering one share of common stock for each unit granted under that plan out of the reserve for shares authorized for issuance under this Plan. Payments to Participants who have made such election in respect of units under that 2006 Plan will be made according to the terms of this Plan.

3.5	Term. Grants under this Plan may be made through October 2017. No further grants may be made after that date unless shareholders have approved an extension of the Plan.

IV. Units

4.1	Grant of Units. Each non-employee director of the Corporation shall be granted the number of Units set forth below, contingent upon their service on the Board in such capacity on the date of grant:

(a)	Annual Grants. On the first business day following the regular meeting of the Board each October (or if there is no regular meeting scheduled in that month, then the last business day of that month), each non-employee director shall be granted a number of Units equal to (i) 55% of the total compensation payable to the non-employee director as an annual retainer divided by (ii) the Fair Market Value of a share of Common Stock on that date, rounded to the next highest whole number.

(b)	Discretionary Grants. Units may also be granted at such times, and in amounts to such eligible non-employee directors, upon such terms and conditions as are deemed appropriate.

4.2	Grant Agreements. The grant of any Units shall be evidenced by a written agreement executed by the Corporation and the Participant, stating the number of Units granted and such other terms and conditions of the grant as the Board or the Committee may from time to time determine. The Plan has been written with the intent of complying with Section 409A of the U.S. Internal Revenue Code. However, if any grant shall be deemed to constitute a deferral of compensation subject to said section, in the discretion of the Committee, the grant may be unilaterally modified to comply with the requirements of said section or cancelled.

4.3	Optional Terms and Conditions of Units. To the extent not inconsistent with the Plan, the Board or the Committee may prescribe such terms and conditions applicable to any grant of Units as it may in its discretion determine.

4.4	Standard Terms and Conditions of Units. Unless otherwise determined by the Board or the Committee pursuant to Section 4.3, each grant of Units shall be made on the following terms and conditions, in addition to such other terms, conditions, limitations and restrictions as the Board or Committee, in its discretion, may determine to prescribe:

(a)	Vesting. The date on which each Unit shall vest, contingent upon the Participant’s continued service as a director of the Corporation on such date, shall be the earlier of:

(i)	the one-year anniversary of the grant;

(ii)	the death or total and permanent disability of the Participant; or

(iii)	the date of any Change in Control Event.

(b)	Delivery Date. The date on which each vested Unit shall be paid (“Delivery Date”) shall be the earlier of:

(i)	the six-month anniversary of the director’s separation from service from the Corporation for any reason other than a removal for cause; or

(ii)	the date of any Change in Control Event, provided that Participant is a director of the Corporation on such date and that such Change in Control Event also qualifies as a change in ownership or effective control of the Corporation or a change in ownership of a substantial portion of the Corporation’s assets, within the meaning of Section 409A of the Internal Revenue Code.

Upon the Delivery Date, the Corporation shall deliver to the Participant shares of Common Stock in payment for the vested Units, with one share of Common Stock delivered for each vested Unit.

(c)

Forfeiture of Units. Upon the effective date of a separation of the Participant’s service as a director with the Corporation for cause, as determined by the Board or the Committee, all Units for which the Delivery Date has not occurred, whether or not vested, shall immediately be forfeited to the Corporation without consideration or further action being required of the Corporation. Upon the effective date of a separation of the Participant’s service as a director with the Corporation for any reason other than cause, as determined by the Board or the Committee, all unvested Units shall immediately be forfeited to the

Corporation without consideration or further action being required of the Corporation. For purposes of the two immediately preceding sentences, the effective date of the Participant’s separation shall be the date on which the Participant ceases to perform services as a director of the Corporation as determined under Section 409A of the Code.

(d)	Dividend Equivalents. If an award of Units is outstanding as of the record date for determination of the shareholders of the Corporation entitled to receive a cash dividend on its outstanding shares of Common Stock, the awardee shall be entitled to a cash payment in an amount equal to (a) the per share amount of such dividend, multiplied by (b) the number of outstanding Units awarded to be paid on the payment date for such dividend, provided the Participant is serving as a director of the Corporation on such date.

4.5	Transfer Restriction. No Unit shall be assignable or transferable by another than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of at the time of death.

V. Miscellaneous

5.1	No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the service as a director of the Corporation or affect any right which the Corporation or its shareholders may have to elect or remove directors.

5.2	Non-Uniform Determinations. The Board’s or Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

5.3	No Rights as Shareholders. Recipients of grants under the Plan shall have no rights as shareholders of the Corporation with respect thereto until shares of Common Stock are delivered in payment therefor.

5.4	Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock, the Committee shall in its discretion appropriately adjust the number of Units which may be granted under the Plan, the number of Units subject to grants made under the Plan and any and all other matters deemed appropriate by the Committee.

5.5	Reorganization. In the event that the outstanding Common Stock shall be changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Board or the Committee shall make such changes as it may deem equitable in outstanding Units granted pursuant to the Plan and the number and character of Units available for future grants.

5.6	Amendment or Termination of the Plan. The Board may at any time terminate the Plan and may from time to time amend the Plan as it may deem advisable; provided, however, that approval of the shareholders of the Corporation will be required for any amendment:

(a)	To increase the total number of shares issuable under the Plan under Section 3.3 (except for adjustments under Section 5.4 or 5.5); or

(b)	That would otherwise constitute a “material revision” within the meaning of applicable rules of the New York Stock Exchange in effect at that time.

An amendment of this Plan will, unless the amendment provides otherwise, be immediately and automatically effective for all outstanding grants. The Board may also amend any outstanding grants under this Plan, provided the grants, as amended, contain only such terms and conditions as would be permitted or required for a new grant under this Plan.

5.7	Governing Law. This Plan will be governed by the laws of the Commonwealth of Pennsylvania, without regard to any conflict of law rules.

ANNEX A

Armstrong World Industries, Inc. is a global leader in the design and manufacture of flooring and ceiling products for commercial and residential construction. It also offers cabinet products in North America. Founded in 1860, the Company employs approximately 12,900 people worldwide.

SHARE PERFORMANCE GRAPH

The following graph shows the cumulative total shareholder return for Armstrong’s common stock (symbol “AWI”) during the period from October 18, 2006 to December 31, 2007. The stock was first issued and traded on the New York Stock Exchange in October 2006. The graph also shows the cumulative returns of the NYSE Market Index and a building materials peer group comprised of the companies listed below the chart. The comparison assumes $100 was invested on October 18, 2006 (the date AWI began trading on NYSE) and assumes that all dividends paid were reinvested. The performance shown should not be considered indicative of future performance.

	FISCAL YEAR ENDING
Company / Index	12/29/2006	12/31/2007
Armstrong	103.64	98.07

Peer Group Index	105.34	93.04

NYSE Market Index	107.18	113.32

(1)	Assumes $100 invested October 12, 2006; a reinvestment of dividends and fiscal year ending December 31, 2007.
(2)	The Peer Group Index is comprised of the common stock of the following companies:

American Woodmark Corp., Leggett & Platt, Inc., Masco Corp., Mohawk Industries, Inc., Owens Corning, Inc., The Stanley Works, USG Corp., and Weyerhaeuser Co.

Armstrong World Industries, Inc.

Annual Meeting of Shareholders

8:00 a.m., June 23, 2008

2500 Columbia Avenue

Lancaster, PA 17603

Information about Advance Registration for Attending the Annual Meeting

An Admission Ticket will be required to enter the annual meeting. Please follow the advance registration instructions below, and an Admission Ticket will be mailed to you. Upon arrival at the annual meeting site, you will be asked to present our Admission Ticket and appropriate picture identification. Attendance is limited to shareholders.

Please send an Annual Meeting registration request by email to AdmissionTicket@armstrong.com or in writing to:

Corporate Secretary

Attn: C. L. Putt

Armstrong World Industries, Inc.

P. O. Box 3001

Lancaster, PA 17604

Your advance registration request must contain the following information:

•	Your name and complete mailing address.

•

Proof of share ownership only if your shares are held in a brokerage, bank or other institutional account. For example, a letter from your bank or broker or a photocopy of a current brokerage or other account statement that you owned shares on the March 28, 2008 record date would serve as proof.

Attendance at the Annual Meeting will be limited to shareholders presenting an Admission Ticket and picture identification.

Voting in Person at the Annual Meeting

We encourage shareholders to submit proxies in advance by internet, phone or mail. Shareholders may also vote in person at the Annual Meeting, or may execute a proxy designating a representative to vote for them at the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your proxy card or ballot, in order to be able to vote your shares at the Annual Meeting.

ANNUAL MEETING OF SHAREHOLDERS OF

Armstrong World Industries, Inc.

June 23, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

À Please detach along perforated line and mail in the envelope provided. À

¢ 20933000000000000000 0	062308

Proposals to be voted on at the meeting are listed below.

The Board of Directors recommends that you vote FOR all proposals.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of nine (9) members to the Board of Directors:			FOR	AGAINST	ABSTAIN
	NOMINEES:	2. Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2008.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O James J. Gaffney O Robert C. Garland O Judith R. Haberkorn O Michael D. Lockhart O James J. O’Connor O Russell F. Peppet O Arthur J. Pergament O John J. Roberts O Alexander M. Sanders, Jr.	3. Approval of the 2008 Directors Stock Unit Plan.	☐	☐	☐
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: _	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	_

ARMSTRONG WORLD INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Walter Gangl, Michael D. Lockhart, F. Nicholas Grasberger and Michele Nicholas as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Armstrong World Industries, Inc. held of record by the undersigned on March 28, 2008, at the Annual Meeting of Shareholders to be held on Monday, June 23, 2008 at 8:00 AM Eastern Time., or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

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